As filed with the Securities and Exchange Commission on November 10, 2008

Registration Statement No. 333-150494

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISABOOM, INC.
(Exact name of registrant as specified in its charter)

Colorado	7373	20-5973352
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111 (720) 407-6530	John Walpuck, Chief Executive Officer 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111 (720) 407-6530
(Address and telephone number of principal executive offices and address of principal place of business)	(Name, address and telephone number of agent for service)

With a Copy to:

Theresa M. Mehringer, Esq.
Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle
Suite 1000
Greenwood Village, Colorado 80111
(303) 796-2626

Approximate date of proposed sale to the public:

As soon as practicable following the date on which the Registration Statement becomes effective.

        If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock Outstanding	9,345,166	$1.22	$11,401,102	$448
Common Stock Underlying Warrants	7,972,521	$1.22	$9,726,476	$383
Total Common Stock (3)	17,317,687	$1.22	$21,127,578	$831

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2)	Proposed maximum offering price and registration fee pursuant to Rule 457(c) is based on the average bid and asked price of our common stock on April 23, 2008, which was within five business days of the initial filing of this registration statement. A registration fee of $830 was previously paid.

(3)	All shares offered pursuant to this Registration Statement relate only to resales by Selling Shareholders.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER ___, 2008
DISABOOM, INC.
SHARES OF COMMON STOCK

        Disaboom, Inc. (“we”, “us”, or the “Company”) incorporated under the laws of the State of Colorado on September 5, 2006. On October 1, 2007, we launched the general availability version of our website, www.disaboom.com, and on January 24, 2008 released an updated version of the website. We are continuing to develop the site as a comprehensive, interactive online resource not only for persons living with disabilities or functional limitations, but also their immediate families and friends, caregivers, recreation and rehabilitation providers and employers.

        This prospectus relates to the resale by the selling stockholders of up to 17,317,687 shares (the “Shares”) of our common stock that may be offered by certain shareholders (the “Selling Shareholders”) from time to time in the public market. The Selling Shareholders purchased the Shares in private offerings conducted in 2007. The Shares offered hereby include: (i) 9,345,166 shares of our common stock outstanding; and (ii) 7,972,521 shares of our common stock issuable upon exercise of outstanding warrants.

        The Selling Shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The Selling Shareholders may be deemed underwriters of the Shares which they are offering. The Selling Shareholders will receive all of the proceeds from any sales of the Shares made pursuant to this prospectus, and we will receive nothing. However, we will pay the expenses of registering the Shares.

        Our common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol “DSBO.OB.” On November 7, 2008, the closing bid price of our common stock as reported by the Over-the-Counter Bulletin Board was $0.15.

        INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus is November ___, 2008.

        The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Disaboom, Inc. with the Securities and Exchange Commission. The Selling Shareholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Summary Information and Risk Factors	1
Use of Proceeds	10
Selling Security Holders	10
Plan of Distribution	19
Description of Securities	20
Experts	21
Description of the Business	21
Legal Proceedings	38
Market for Common Equity and Related Shareholders Matters	38
Plan of Operations	40
Directors, Executive Officers, Promoters and Control Persons	46
Executive Compensation	48
Security Ownership of Beneficial Owners and Management	53
Certain Relationships and Transactions and Corporate Governance	55
Commission Position of Indemnification for Securities Act Liabilty	56
Financial Statements	F-1
Part II - Information not Required I Prospectus	II-1

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the continuing development of the Company’s website, the prospects for selling advertising on the website and new visitors and visitor page views related to advertising agreements, the Company’s anticipated growth and potentials in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein, including under “Risk Factors.” Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

        The Company is under no duty to update any of these forward-looking statements after the date of this prospectus. You should not place undue reliance on these forward-looking statements.

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary

        The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully.

Disaboom, Inc.

        Disaboom, Inc. (“we”, “us”, or the “Company”) incorporated under the laws of the State of Colorado on September 5, 2006. On October 1, 2007, we launched the first general availability version of our website disaboom.com, and on January 24, 2008 released an updated version of our website. On October 9, 2007, the Company acquired an online dating and social networking website with the domain name Lovebyrd.com, and began re-branding Lovebyrd.com in February 2008 as a related website of Disaboom.com. On February 1, 2008 the Company launched a website with the domain name DisaboomJobs.com, which is dedicated to providing employment-related resources and services to the disability community and their employers. We are continuing to develop our main web site as comprehensive, interactive online resources not only for persons living with disabilities or functional limitations, but also their immediate families and friends, caregivers, recreation and rehabilitation providers and employers.

The Offering

         Common stock offered by selling stockholders includes up to 17,317,687 shares of common stock, consisting of (i) 9,345,166 shares of our common stock outstanding, and (ii) 7,972,521 shares of our common stock issuable upon exercise of outstanding warrants.

•	The 17,317,687 common shares represent approximately 33% of our outstanding common stock (calculated on a post-exercise basis with respect to the warrants).

•	Use of proceeds. We will not receive any proceeds from the sale of the common stock.

         The above information regarding common stock to be outstanding after the offering is based on 43,435,270 shares of common stock outstanding as of November 7, 2008, of which 91,667 shares were issued in error but remain outstanding.

        Our principal offices are located at 7730 E. Belleview Avenue, Suite A-306, Greenwood Village, CO 80111 and our telephone number is (720) 407-6532. We are a Colorado corporation. Our website address is www.disaboom.com.

RISK FACTORS

Our securities are highly speculative and involve a high degree of risk, including among other items the risk factors described below.

RISKS RELATED TO OUR BUSINESS

We have a lack of operating history and lack of revenues from operations.

To date we have only realized nominal revenues and have limited operating history. Our only significant assets are our websites. Our ability to successfully generate revenues from our websites is dependent on a number of factors, including availability of funds to continue to add content to the site, to adequately develop and maintain the website as outlined in our business plan, to commercialize our website through advertising, sponsorships and strategic alliances, and to attract and retain visitors to our site. There can be no assurance that we will not encounter setbacks with our websites. With our projected operations and expenditures we expect that our current financial resources are sufficient to fund our operations into at least our third quarter of fiscal 2009. However, we may deem that it is appropriate to raise additional funds for general corporate and working capital purposes. We cannot assure you that capital will be available on reasonable terms, if at all. Therefore, the inability to raise additional funds, either through equity or debt financing, could materially impair our ability to generate revenues.

There are many risks associated with forward-looking information.

Much of the information presented in our business plan contains forward-looking statements. Although we believe the forward-looking statements have reasonable bases, we cannot offer any assurance that we will be able to conduct our operations as contemplated.

The business of providing services over the internet is difficult to evaluate and our business model is unproven.

Because we recently began operations, it is difficult to evaluate our business and prospects. Our revenue and income potential is unproven and our business model is emerging. We may never achieve favorable operating results or profitability.

We may be unable to generate significant advertising or sponsorship revenues.

We expect to derive a significant portion of our revenues from advertising and sponsorship through our main website and our related micro sites. We may not, however, be able to generate adequate advertising or sponsorship revenues. There are no widely accepted standards that measure the effectiveness of web advertising. Advertisers and sponsors that have traditionally relied on other advertising media may be reluctant to advertise on the web. Advertisers that already have invested substantial resources in other advertising or sponsor methods may be reluctant to adopt a new strategy and our business would be adversely affected.

Different pricing models are used to sell advertising on the internet. It is difficult to predict which, if any, will emerge as the industry standard. The proliferation of websites across the internet may cause advertising and sponsor pricing levels to exist or evolve which are below levels originally anticipated in the Company’s business plan. This makes it difficult to project future advertising and sponsor revenues. Moreover, certain security, filtering and proprietary software programs that limit or prevent certain types of advertising from being delivered to a web user’s computer are available. Widespread adoption of this software could adversely affect the commercial viability of web advertising.

There is no assurance that we will be successful in expanding our operations and, if successful, managing our future growth.

Although we launched the first general availability version of our website on October 1, 2007, and an updated version of the site on January 24, 2008, we are continuing to develop portions or our website and our business operations. Payments for website development and expansion of our operations have and will result in significant operating costs. If we are unable to generate revenues that are sufficient to cover our significant operating costs, our results of operations will be materially and adversely affected. In addition, we may experience periods of rapid growth, including increased staffing levels. Such growth will place a substantial strain on our management, operational, financial and other resources. Moreover, we will need to train, motivate and manage employees and partners, as well as attract sales, technical and other professionals. Any failure to expand these areas and implement such procedures and controls in an efficient manner and at a pace consistent with our business objectives would have a material adverse affect on our business, financial condition and results of operations.

We are dependent on our key personnel, and the loss of any could adversely affect our business.

We depend on the continued performance of the members of our management team, particularly Dr. Glen House, J.W. Roth and John Walpuck. Dr. House, Mr. Roth and Mr. Walpuck have each contributed significantly to the expertise of our team and the position of our business. Dr. House currently has an employment agreement with the Company and Mr. Walpuck entered into a three-year employment agreement with the Company. Mr. Roth currently serves as the Chairman of our Board of Directors and as a Company consultant. If we lose the services of any of the foregoing individuals, and are unable to locate suitable replacements for such persons in a timely manner, it could have a material adverse effect on our business. We do not have, and we do not expect to obtain, key man life insurance for any members of management in the foreseeable future.

We face significant competition; and, our competitors may have greater resources or research and development capabilities than we have, and we may not have the resources necessary to successfully compete with them.

Our business has been to create an interactive online resource for people living with or directly affected by disabilities or functional limitations. We are currently not aware of any significant competitors commercially selling this resource; however, the online marketplace for general healthcare information, resources, products and services is intensely competitive, rapidly evolving and subject to rapid technological change. As we continue to develop and launch modifications and updated releases of our website, we have found the internet and advertising business is highly competitive, and we may face increasing competition. Additionally, we are aware that many of our potential competitors operating in the online marketplace for general healthcare information, resources and services have greater financial and technical resources, more experience in research and development, and more established marketing and distribution capabilities than we have. Some of our customers may also complete with us. These organizations are also better known and have more customers. We may be unable to compete successfully against these organizations if they expand their focus and operations to directly target our marketplace serving people living with or directly affected by disabilities or functional limitations.

We also compete for visitors, members, consumers, content and service providers, advertisers, sponsors, partners and acquisition candidates with a range of companies, including the following categories of companies:

•	online services or websites targeted to the healthcare industry and healthcare consumers generally, including webmd.com, medscape.com, pol.net, ivillage.com, medcareonline.com, mediconsult.com, betterhealth.com, drkoop.com, onhealth.com, healthcentral.com and thriveonline.com;
•	publishers and distributors of traditional offline media, including those targeted to healthcare professionals, many of which have established or may establish websites;
•	general purpose consumer online services and portals which provide access to healthcare-related content and services;
•	public sector and non-profit websites that provide healthcare information without advertising or commercial sponsorships;
•	vendors of healthcare information, products and services distributed through other means, including direct sales, mail and fax messaging; and
•	web search and retrieval services and other high-traffic websites.

We face significant competition from traditional media companies which could adversely affect our future operating results.

We also compete with traditional media companies for advertising. Most advertisers currently spend only a portion of their advertising budgets on internet advertising. If we fail to persuade advertisers to spend a portion of their budget on advertising with us, our revenues could decline and our future operating results could be adversely affected.

Performance or security problems with our website could negatively impact our business.

Our success depends greatly on (i) the successful and ongoing development of our website and related micro sites, and (ii) maintaining our sites to minimize delays and systems problems. Our customer satisfaction and our business could be harmed if we or our customers experience system delays, failures or loss of data. The occurrence of a major catastrophic event or other system failure at any of our or our vendor facilities could interrupt data processing or result in the loss of stored data. In addition, we depend on the efficient operation of internet connections from customers to our systems and vendors. These connections, in turn, depend on the efficient operation of Web browsers, internet service providers and internet backbone service providers, all of which have had periodic operational problems or experienced outages.

A material security breach could damage our reputation or result in liability. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Any well-publicized compromise of internet security could deter people from using the internet or from conducting transactions that involve transmitting confidential information, including confidential healthcare information. Therefore, it is critical that these facilities and infrastructure remain secure and are perceived by the marketplace to be secure.

Despite the implementation of security measures, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems.

Technology may change faster than we can update our applications and services.

Medical information exchange is a relatively new and evolving market. The pace of change in this market is rapid and there are frequent new product introductions and evolving industry standards. We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies or standards.

We depend on service and content providers to provide information and data feeds on a timely basis. Our website could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information. In addition, our members and consumers depend on internet service providers, online service providers and other website operators for access to our websites. All of them have experienced significant outages in the past and could experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Any significant interruptions in our services or increases in response time could result in a loss of potential or existing members, consumers, strategic partners, advertisers or sponsors and, if sustained or repeated, could reduce the attractiveness of our services.

If we are unable to provide services which generate significant traffic to our websites, or we are unable to enter into distribution relationships which drive significant traffic to our websites, our business could be harmed, hampering our ability to increase our revenues.

Our success is largely dependent on the number of visitors to our websites, the number of page views and in turn, advertising and sponsorship revenue. Our marketing plan is measured by the number of page views or website hits we receive. Although management has based its estimates on what it believes to be reasonable assumptions, there can be no assurance that the number of page views can be accurately predicted, which in turn will substantially impact the ability to attract the requisite purchasers with spending power as well as advertisers and sponsors to our site, who advertise based on website traffic numbers. A material reduction in our website hits will substantially affect our business plan, projected revenues and net income.

The majority of our revenues will be derived from advertising and sponsorships, and the reduction in spending by or loss of current or potential advertisers or sponsors would cause our revenues and operating results to decline.

The majority of our total revenues will come from advertising and sponsorships. Our ability to grow advertising and sponsorship revenue depends upon:

•	growing and retaining our user base;
•	attracting new and broadening our relationships with existing advertisers and sponsors;
•	attracting advertisers and sponsors to our user base;
•	increasing demand for our advertising and sponsorships;
•	deriving better demographic and other information from our users; and
•	driving continued and increased acceptance of the web by advertisers and sponsors as an effective advertising medium.

Advertising agreements often have payments contingent upon guaranteed minimum usage, impressions, or click-through levels. Accordingly, it is difficult to forecast certain advertising revenues accurately. Any reduction in spending by or loss of existing or potential future advertisers or sponsors would cause our revenues to decline. Further, we may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall.

Decreases or delays in advertising spending by our advertisers or sponsors due to general economic conditions could harm our ability to generate advertising revenue.

Expenditures by advertisers and sponsors tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Since we expect to derive the majority of our revenues from advertising, any decreases in or delays in advertising or sponsorship spending due to general economic conditions could reduce our revenues or negatively impact our ability to grow our revenues.

If we are unable to acquire compelling content at reasonable costs or if we do not develop compelling content, the number of users of our services may not grow as anticipated, or may decline, which could harm our operating results.

Our success depends in part upon our ability to create, license and aggregate compelling content from third parties, and deliver that content through our websites. We provide audio and video content to our users, and we believe that users will increasingly demand high-quality audio and video content, including user-generated content, such as music, film, speeches, news footage, concerts and other special events. Such content may require us to make substantial payments to third parties from whom we license or acquire such content. Our ability to maintain and build relationships with third-party content providers is critical to our success. In addition, as new methods for accessing the internet become available, including through alternative devices, we may need to enter into amended content agreements with existing third-party content providers to cover these new devices. Also, to the extent that we develop content of our own, our current and potential third-party content providers may view our services as competitive with their own, and this may adversely affect their willingness to contract with us. We may be unable to enter into new, or preserve existing, relationships with the third parties whose content we seek to obtain. In addition, as competition for compelling content increases both domestically and internationally, our content providers may increase the prices at which they offer their content to us, and potential content providers may not offer their content on terms agreeable to us. An increase in the prices charged to us by third-party content providers could harm our operating results and financial condition. Further, many of our content licenses with third parties are non-exclusive. Accordingly, other webcasters and other media such as radio or television may be able to offer similar or identical content. This increases the importance of our ability to deliver compelling editorial content and personalization of this content for users in order to differentiate the Company from other businesses. If we are unable to license or acquire compelling content at reasonable prices, if other companies broadcast content that is similar to or the same as that we provide, or if we do not develop compelling editorial content or personalization services, the number of users of our services may not grow as anticipated, or may decline, which could harm our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand image and harm our business and our operating results.

We create, own and maintain a wide array of intellectual property assets, including copyrights, trademarks, trade dress, trade secrets and rights to certain domain names, which we believe are among our most valuable assets. We seek to protect our intellectual property assets through copyright, trade secret, trademark and other laws of the United States, and through contractual provisions. The efforts we have taken to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of those rights. In addition, effective trademark, copyright and trade secret protection may not be available or cost-effective in every country in which our website and media properties are distributed or made available through the internet. There may be instances where we are not able to fully protect or utilize our intellectual property assets in a manner to maximize competitive advantages. Further, while we attempt to ensure that the quality of our brand is maintained by our licensees, our licensees may take actions that could impair the value of our brand, our proprietary rights or the reputation of our products and media properties. We realize that third parties may, from time to time, copy significant content available on Disaboom.com for use in competitive internet services. Protection of the distinctive elements of Disaboom.com may not be available under copyright law. If we are unable to protect our proprietary rights from unauthorized use, the value of our brand image may be reduced. Any impairment of our brand could negatively impact our business. In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

We may in the future be subject to intellectual property infringement claims, which are costly to defend, could result in significant damage awards, and could limit our ability to provide certain content or use certain technologies in the future.

Third parties may in the future assert claims against us alleging infringement of copyrights, trademark rights, trade secret rights or other proprietary rights, or alleging unfair competition or violations of privacy rights or failure to maintain confidentiality of user data. In addition, third parties may make trademark infringement and related claims against us. As we expand our business and develop new technologies, products and services, we may become increasingly subject to intellectual property infringement claims. In the event that there is a determination that we have infringed third-party proprietary rights such as copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements or be prevented from using the rights, which could require us to change our business practices in the future and limit our ability to compete effectively. We may also incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims. In addition, many of our agreements with our customers or affiliates require us to indemnify them for certain third-party intellectual property infringement claims, which could increase our costs in defending such claims and our damages. The occurrence of any of these results could harm our brand and negatively impact our operating results.

We are subject to United States and foreign government regulation on internet services which could subject us to claims and remedies including monetary liabilities and limitations on our business practices.

We are subject to regulations and laws directly applicable to providers of internet services both domestically and internationally. The application of existing domestic and international laws and regulations to Disaboom.com relating to issues such as user privacy and data protection, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, consumer protection, content regulation, quality of services, telecommunications and intellectual property ownership and infringement in many instances is unclear or unsettled. In addition, we will also be subject to any new laws and regulations directly applicable to our domestic and international activities. Further, the application of existing laws to Disaboom.com regulating or requiring licenses for certain businesses of our advertisers including, for example, distribution of pharmaceuticals, alcohol, adult content, tobacco or firearms, as well as insurance and securities brokerage and legal services, can be unclear. We may incur substantial liabilities for expenses necessary to comply with these laws and regulations or penalties for any failure to comply. Compliance with these laws and regulations may also cause us to change or limit our business practices in a manner adverse to our business. A number of federal laws, including those referenced below, impact our business. The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for listing or linking to third-party websites that include materials that infringe copyrights or other rights of others. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third party content. Disaboom.com relies on the protections provided by both the DMCA and CDA in conducting its business. Any changes in these laws or judicial interpretations narrowing their protections will subject us to greater risk of liability and may increase our costs of compliance with these regulations or limit our ability to operate certain lines of business. The Children’s Online Protection Act and the Children’s Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children From Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. The costs of compliance with these regulations may increase in the future as a result of changes in the regulations or the interpretation of them. Further, any failures on our part to comply with these regulations may subject us to significant liabilities.

Changes in regulations or user concerns regarding privacy and protection of user data could adversely affect our business.

Federal, state and international laws and regulations may govern the collection, use, sharing and security of data that we receive from our users and partners. In addition, we have, and post on our website our own privacy policies and practices concerning the collection, use and disclosure of user data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or other federal, state or international privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

Further, the failure or perceived failure to comply with our policies or applicable requirements related to the collection, use, sharing or security of personal information or other privacy-related matters could result in a loss of user confidence in us and ultimately in a loss of users, partners or advertisers, which could adversely affect our business. In addition, the interpretation and application of user data protection laws are in a state of flux. Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Compliance with Section 404 of the Sarbanes-Oxley Act.

Section 404 of the Sarbanes-Oxley Act requires management to assess our internal controls over financial reporting and requires auditors to attest to that assessment. Current regulations of the Securities and Exchange Commission, or SEC, will require us to include our management assessment in our annual report commencing with the annual report we file with the SEC for our fiscal year ending December 31, 2008.

We will incur significant increased costs in implementing and responding to these requirements. In particular, the rules governing the standards that must be met for management to assess its internal controls over financial reporting under Section 404 are complex, and require significant documentation, testing and possible remediation. We may have to invest in additional accounting and software systems. We may be required to hire additional personnel and to use outside legal, accounting and advisory services. In addition, we will incur additional fees from our auditors as they perform the additional services necessary for them to provide their attestation. If we are unable to favorably assess the effectiveness of our internal control over financial reporting when we are required to, or if our independent auditors are unable to provide an unqualified attestation report on such assessment, we may be required to change our internal control over financial reporting to remediate deficiencies. In addition, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.

RISKS RELATED TO OUR SECURITIES

We likely will require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to your stock holdings.

With our projected operations and expenditures we expect that our current financial resources are sufficient to fund our operations into at least our third quarter of fiscal 2009. However, we may deem that it is appropriate to raise additional funds for general corporate and working capital purposes. We cannot assure you that capital will be available on reasonable terms, if at all. Therefore, the inability to raise additional funds, either through equity or debt financing, could materially impair our ability to generate revenues. Any sale of a substantial number of additional shares, or convertible securities, may cause dilution to your investment and could also cause the market price of our common stock to decline.

We do not plan to pay dividends on our common stock.

We do not anticipate paying cash dividends to the holders of our common stock in the foreseeable future. Accordingly, investors in our common stock must rely upon subsequent sales after price appreciation as the sole method to realize a gain on an investment in our common stock. There are no assurances that the price of our common stock will ever appreciate in value particularly if we continue to sustain operating losses. Investors seeking cash dividends should not buy our common stock.

We currently have a limited trading market as there is limited liquidity on the OTC Bulletin Board which may impact your ability to sell your shares.

Currently our shares of our Common Stock are traded on the NASD — OTC Bulletin Board. However, there is limited trading volume in our shares. When fewer shares of a security are traded on the OTC Bulletin Board, price volatility may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. If low trading volumes in our common stock continue, there may be a lower likelihood of orders for shares of our common stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

Our common stock is subject to the penny stock rules which limits the market for our common stock.

Because our stock is traded on the NASD-OTC Bulletin Board, if the market price of the common stock is less than $5.00 per share, the common stock is classified as a “penny stock.” SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an “established customer” or an “accredited investor.” This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

There may be a greater risk of fraud on the NASD-OTC Bulletin Board.

NASD-OTC Bulletin Board securities are more frequently targets for fraud or market manipulation because they are not regulated as closely as securities listed on exchanges. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of market prices. While there is regulation of the NASD-OTC Bulletin Board, it is not as comprehensive as the regulation of the listed exchange. If this should occur, the value of an investment in our common stock could decline significantly.

USE OF PROCEEDS

        This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any proceeds from the sale of shares in this offering. However, if the warrants are exercised we will receive the exercise price paid upon exercise of those warrants. If we receive any proceeds upon the exercise of the outstanding warrants we intend to use the proceeds for working capital and other general corporate purposes. All proceeds received from the sale of the shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to the Company.

SELLING SECURITY HOLDERS

        The tables below set forth information concerning the resale of the Shares by the Selling Shareholders. We are registering for resale an aggregate of 17,317,687 shares of our common stock which includes 9,345,166 shares currently outstanding and 7,972,521 shares underlying warrants. Except for 55,000 of the shares issued in October 2007, 76,325 shares underlying warrants that were issued in December 2007, the shares and warrants were purchased by the selling shareholders in two private placements, the first closed in September and October 2007 (“Offering No. 1”) and the second offering closed in December 2007 (“Offering No. 2”). The resale of the shares purchased in Offering No. 1 and shares underlying the warrants purchased in Offering No. 1 were originally registered in a registration statement we filed on Form SB-2, SEC File No. 333-148122. We are registering the resale of these shares of our common stock to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares and shares underlying warrants, or interests therein, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, in the manner contemplated under “Plan of Distribution.” We will not receive any proceeds from the resale of the common stock by the Selling Shareholders.

Offering No. 2

        The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus that were purchased in Offering No. 2. The number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in the offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	A	B	C	D	E
Name	Outstanding Shares Owned	Shares Underlying Warrants	Total Shares (Based on Columns A and B) Beneficially Owned Prior to Offering (1)	Shares Offered Hereby (1)	Shares Owned After Offering (1) (2)
Vanita Aggarwal	7,928	5,946	13,874	13,874	0

Harlan Arita	19,818	14,862	34,680	34,680	0

Richard S. Baright and
Carleen S. Baright JT WROS	33,333	25,000	58,333	58,333	0

	A	B	C	D	E
Jerry O. Barney	11,891	8,919	20,810	20,810	0

John R. Bartos	33,333	25,000	58,333	58,333	0

Margaret M. Bathgate (6)	23,781	17,835	41,616	41,616	0

Emmanuel Baud	33,333	25,000	58,333	58,333	0

Axel Bauer	53,333	40,000	93,333	93,333	0

Richard John Baxter	68,000	51,000	119,000	119,000	0

John W. Beckley	39,636	29,727	69,363	69,363	0

Eric N. Billingsley	66,667	50,000	116,667	116,667	0

Michael Bilotta	69,363	—	69,363	69,363	0

Albert Terry Bourque Jr. &
Hope Bourque JTTEN	33,333	25,000	58,333	58,333	0

Andrew MD Bradford	33,333	25,000	58,333	58,333	0

Bruce & Laura Bray JT WROS	33,333	25,000	58,333	58,333	0

Jochen Burrichter	133,333	100,000	233,333	233,333	0

Anthony C.M. Bury	133,333	100,000	233,333	233,333	0

Curtis Campbell	20,214	15,160	35,374	35,374	0

Stephen Caragol	66,667	50,000	116,667	116,667	0

Blue Rhino Investments, Inc.
Defined Benefit Plan PSP (5)	66,667	50,000	116,667	116,667	0

Ronald Barrie Clapham	66,667	50,000	116,667	116,667	0

Ryan D. Clutter	33,333	25,000	58,333	58,333	0

Kyle Cox (6)	39,636	29,727	69,363	69,363	0

David Davis	33,333	25,000	58,333	58,333	0

Mark Davis	66,667	50,000	116,667	116,667	0

F. Rouault De La Vigne	39,616	29,712	69,328	69,328	0

Eric Delissy	66,667	50,000	116,667	116,667	0

Daniel & Gina Derrico JT WROS	66,667	50,000	116,667	116,667	0

Georgios Doutis	50,000	37,500	87,500	87,500	0

Mike & Ellen Duffy JT WROS	133,333	100,000	233,333	233,333	0

Jeremy P. Edwards	66,667	50,000	116,667	116,667	0

W. Mark Edwards	66,667	50,000	116,667	116,667	0

David W. Floyd and
Cheryl W. Floyd JT WROS	33,333	25,000	58,333	58,333	0

Stephan Gais	333,333	250,000	583,333	583,333	0

Frank G. Gasztonyi and
Cynthia Gasztonyi JT WROS	33,333	25,000	58,333	58,333	0

Anton Gavrailov	33,333	25,000	58,333	58,333	0

Eyal Giladi	19,818	14,863	34,681	34,681	0

Patricia Susan Gorrie	100,000	75,000	175,000	175,000	0

Donald G. Hamilton	66,667	50,000	116,667	116,667	0

Howard H. Harriman &
Eunice S. Harriman JT WROS	133,333	100,000	233,333	233,333	0

	A	B	C	D	E
Michael T. Heffner	133,333	100,000	233,333	233,333	0

Jay A. Hintze	33,333	25,000	58,333	58,333	0

H. Lee Hornbeck &
Carolyn Sue Hornbeck JT WROS	200,000	150,000	350,000	350,000	0

Brian Hunter	100,000	75,000	175,000	175,000	0

Gregory F. Hurley	166,667	125,000	291,667	291,667	0

Oren Inbar	39,818	14,863	54,681	34,681	20,000

Michael Ishida	59,453	44,589	104,042	104,042	0

Deepak Jain	7,928	5,946	13,874	13,874	0

Varon Jain	7,927	5,946	13,873	13,873	0

Matthew Keller (6)	33,333	25,000	58,333	58,333	0

James G. Kennedy IRA Charles
Schwab & Co., Inc. Custodian	100,000	59,454	159,454	138,725	20,729

Nancy H. Kennedy IRA Charles
Schwab & Co., Inc. Custodian	50,000	29,727	79,727	69,363	10,364

John Klopp	33,333	25,000	58,333	58,333	0

Steve Krietemeyer and
Rose Krietemeyer JT WROS	33,333	25,000	58,333	58,333	0

Rachel P. Kruger	19,818	14,863	34,681	34,681	0

Ralph E. Kruger Jr.	19,818	14,863	34,681	34,681	0

George Kryzaniwsky	133,333	100,000	233,333	233,333	0

Delaware Charter Guarantee &
Trust CO TTEE FBO John David
Kucera IRA #44647683	11,891	8,917	20,808	20,808	0

Swiatoslaw Kuziw	133,333	100,000	233,333	233,333	0

The Larsen 2000 Revocable
Trust (5)	66,667	50,000	116,667	116,667	0

Ronald E. Lehman &
Sharon V. Lehman COMM PROP WROS	66,667	50,000	116,667	116,667	0

Risa Levin	56,000	42,000	98,000	98,000	0

Brian E. Lewis	33,333	25,000	58,333	58,333	0

Geoffrey Charles Maddock	133,333	100,000	233,333	233,333	0

Sterling McGregor &
Pamela McGregor	33,333	25,000	58,333	58,333	0

Medimiles BV (5)	33,333	25,000	58,333	58,333	0

Theresa Mehringer and
Paul Cadorette JTTEN	69,818	14,863	84,681	34,681	50,000

Kenneth Montgomery	33,333	25,000	58,333	58,333	0

Moreland Crosby Industries (5)	33,333	25,000	58,333	58,333	0

	A	B	C	D	E
Irvin S. Naylor	39,636	29,727	69,363	69,363	0

Newport Capital Partners Inc. (5)	33,333	25,000	58,333	58,333	0

Norton Delware & CO (5)	33,333	25,000	58,333	58,333	0

Jeremy Oates	66,667	50,000	116,667	116,667	0

Michael Ferghal O'Regan	120,000	90,000	210,000	210,000	0

Micheal Norman Oughtred	133,333	100,000	233,333	233,333	0

Nitin Patil	7,911	5,934	13,845	13,845	0

J.J. Peirce	66,667	50,000	116,667	116,667	0

Cynthia Peragallo and
Dario Peragallo JT WROS	33,333	25,000	58,333	58,333	0

Richard J. Petso (6)	11,891	8,917	20,808	20,808	0

Paul M. Ponte	66,667	50,000	116,667	116,667	0

Michael J.M. Quinlan	80,000	60,000	140,000	140,000	0

Janice Rager	39,636	29,727	69,363	69,363	0

Adam Raynor	166,667	125,000	291,667	291,667	0

Barry Romich	33,333	25,000	58,333	58,333	0

Michael Sandford	33,333	25,000	58,333	58,333	0

Joseph A. Santoro	33,333	25,000	58,333	58,333	0

Samuel Scheller	33,333	25,000	58,333	58,333	0

Hans Seger	133,333	100,000	233,333	233,333	0

B.W. Skinner	66,667	50,000	116,667	116,667	0

Slade, Inc. (5)	39,636	29,727	69,363	69,363	0

Richard Anthony Smee	333,333	250,000	583,333	583,333	0

Stephen C. Smith	7,928	5,946	13,874	13,874	0

Lori Sunshine (7)	31,709	33,781	65,490	65,490	0

Hubertus J.H. Sweering	66,667	50,000	116,667	116,667	0

S.M. Weiler Appointment Trust
f/b/o Ellen W. Halle (5)	39,636	29,727	69,363	69,363	0

Patrick A. Templeton (3)	27,745	20,808	48,553	48,553	0

Tisu Investment Ltd (5)	66,667	50,000	116,667	116,667	0

Kenneth D. Wasserman	39,636	29,727	69,363	69,363	0

Yossi Weinberger	33,333	25,000	58,333	58,333	0

Sean Westervelt	66,667	50,000	116,667	116,667	0

WestMountain Prime LLC (5)	178,360	133,770	312,130	312,130	0

W-3 Ventures, Inc.(5),(7)	0	66,325	66,325	66,325	0

Mark Wheeler	39,636	29,727	69,363	69,363	0

Rob Yarbrough	47,563	35,673	83,236	83,236	0

Robert Zelin	33,333	25,000	58,333	58,333	0

Bathgate Capital Partners(4)	0	33,011	33,011	33,011	0

James Halle(4)	0	17,835	17,835	17,835	0

	A	B	C	D	E
GunnAllen Financial Inc.(4) (5)	0	404,550	404,550	404,550	0

Lovebyrd.com, LLC (5), (6), (8)	55,000	0	55,000	55,000	0

TOTALS	6,648,361	5,400,921	12,049,282	11,948,189	101,093

    (1)        The beneficial ownership of the common stock by the selling stockholder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

    (2)        Assumes that all securities registered will be sold.

    (3)        Relationships between selling security holders and the Company are as follows: Mr. Templeton currently serves on the Company’s Board of Directors.

    (4)         GunnAllen Financial, Inc., Bathgate Financial Partners and Chapin Davis served as placement agents for the Company for the private placement completed in December 2007 and are registered broker dealers. The warrants issued to James Halle, who is a registered representative of Chapin Davis, were issued to Mr. Halle as part of the commission owed to Chapin Davis.

     (5)        The natural person(s) who exercise voting and/or dispositive and investing powers are the following individuals: David L. Larsen and Kristen B. Larsen, Trustees have voting and dispositive power over the shares held by The Larsen 2000 Revocable Trust; Marielle DeHaas has voting and dispositive power over the shares held by Medmiles BV; Gerald W. Moreland and Barbara A. Moreland have voting and dispositive power over the shares held by Moreland Crosby Industries, Inc.; Walter Stresemenn has voting and dispositive power over the shares held by Norton Delaware & Co.; Rephael Inbar has voting and dispositve power over the shares held by W3 Ventures, Inc.; Pat Stryker and Joseph C. Zimlich have voting and dispositive power over the shares held by WestMountain Prime LLC; Richard D. Lovely has voting and dispositive power over the shares held by Lovebyrd, LLC; Stephen Caragol has voting and dispositive power over the shares held by Blue Rhino Investments, Inc. Defined Benefit Plan PSP; RW Schaum has voting and dispositive power over the shares held by Newport Capital Partners Inc; Richard A. Frueh has voting and dispositive power over the shares held by GunnAllen Financial Inc; Edward A. Halle Jr. has voting and dispositive power over the shares held by Slade Inc. and the shares held by the SM Weiler Trust; and Tis Prager has voting and dispositive power over the shares held by Tisu Investment Ltd.

    (6)        Kyle Cox, Matthew Keller, James Halle, Richard J. Petso, and Margaret Bathgate have all identified themselves as affiliates of Broker/Dealers. These shareholders have represented to the Company that they purchased the Securities on their own behalf in the ordinary course of business, and at the time of the purchase of the Securities, they had no agreements or understandings, directly or indirectly, with any party to distribute the Securities. All other selling shareholders (except as provided in footnotes 4 and 9) have represented that they are not registered broker-dealers or an affiliate of a registered broker-dealer.

    (7)         The 66,325 warrants issued to W3 Ventures and 10,000 warrants issued to Lori Sunshine were issued in consideration for business consulting services.

    (8)        The 55,000 shares held by Lovebyrd, LLC were issued in October 2007 pursuant to an asset purchase agreement between the Company and Lovebyrd, LLC.

Offering No. 1

        The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus that were purchased in Offering No. 1. The number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in the offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	A	B	C	D	E
Name	Outstanding Shares Owned	Shares Underlying Warrants	Total Shares (Based on Columns A and B) Beneficially Owned Prior to Offering (1)	Shares Offered Hereby (1)	Shares Owned After Offering (1) (2)
Anderieck Holdings, LLC(5)	66,667	16,667	83,334	16,667	66,667

Mark A. Araki	166,667	41,667	208,334	41,667	166,667

Rodney D. Baber (6)	600,000	100,000	700,000	300,000	400,000

Angelo Barr (6)	23,333	0	23,333	10,000	13,333

Richard A. Becher	26,667	6,667	33,334	6,667	26,667

James Richard Belk	26,667	6,667	33,334	6,667	26,667

Jay D. Belk (3)	119,333	8,333	127,666	8,333	119,333

John N. Boyle III &
Cynthia M. Boyle (6)	40,000	10,000	50,000	10,000	40,000

Scott Brownholtz	66,667	16,667	83,334	16,667	66,667

Charles H. Bruce	66,667	16,667	83,334	16,667	66,667

Lori S. Bruce	53,333	13,333	66,666	13,333	53,333

Warren G. Buettner	70,000	8,333	78,333	25,000	53,333

Daniel L. Carnahan	79,000	2,500	81,500	7,500	74,000

Lawrence Chimerine	50,000	8,333	58,333	25,000	33,333

Todd J. & Colleen K.
Chwialkowski	20,000	3,333	23,333	10,000	13,333

Jove Partners, LP on behalf of	900,000	150,000	1,050,000	450,000	600,000
Jove Master Fund, Ltd.(5)

Clayton Cole	50,000	8,333	58,333	25,000	33,333

Kevin M. Cox	266,667	16,667	283,334	16,667	266,667

James A. Deleeuw & Julie M.	66,667	16,667	83,334	16,667	66,667
Deleeuw as Joint Tenants (JTWROS)

Douglas A. Dennis	73,333	13,333	86,666	13,333	73,333

J. Doug Dunn	200,000	33,333	233,333	100,000	133,333

R. Kent Erickson	13,333	3,333	16,666	3,333	13,333

Richard T. Glass and Anne Marie
Glass Trustees for the R.T. Glass
& Associates Defined Benefit
Pension Plan	66,667	16,667	83,334	16,667	66,667

Joe M. Goldenstern	10,000	1,667	11,667	5,000	6,667

Kevin Hall (3)	100,000	16,667	116,667	50,000	66,667

Lowell Hansen	40,000	6,667	46,667	20,000	26,667

Donald L. Hartmann (6)	19,333	2,333	21,666	2,333	19,333

Hallmark Consulting
Group, Inc. (5)(6)	26,667	6,667	33,334	6,667	26,667

	A	B	C	D	E
Chris L. Heitman	10,000	1,667	11,667	5,000	6,667

Jon D. Hellhake	91,666	16,666	108,332	41,666	66,666

Larry J. Hellhake and
Diane K. Hellhake	114,000	19,000	133,000	57,000	76,000

Edward Hitchcock	33,333	8,333	41,666	8,333	33,333

Revocable Living Trust of Dean
Edmund Hittle and Ann Elizabeth
Hittle dated March 31, 1994	66,667	16,667	83,334	16,667	66,667

Mark A. Hogan	23,333	3,333	26,666	3,333	23,333

Charles J. Horak III and Ann M.	200,000	50,000	250,000	50,000	200,000
Branan Horak

James B. House, JR	50,000	5,000	55,000	5,000	50,000

Jean E. Hunter Trust dtd 6/8/89	20,000	3,333	23,333	10,000	13,333

Robert Jacobsen	40,000	6,667	46,667	20,000	26,667

Philip W. Johnson	20,000	3,333	23,333	10,000	13,333

Dan Kenneth Johnstone and Sherry	153,333	13,333	166,666	13,333	153,333
Lynn Johnstone

E. Carl Krausnick, JR.(6)	33,333	8,333	41,666	8,333	33,333

George L. Learned (6)	59,333	12,333	71,666	12,333	59,333

LAM Waiting Game Fund, Ltd.(5)	66,667	16,667	83,334	16,667	66,667

Tim R. Mathes and Sharon Mathes	76,667	16,667	93,334	26,667	66,667

Kenneth A. May	600,000	100,000	700,000	300,000	400,000

Gary McGill (6)	20,000	5,000	25,000	5,000	20,000

Michael McGill	10,667	2,667	13,334	2,667	10,667

David Mellman / Philippa Hambidge	26,667	6,667	33,334	6,667	26,667

David P. Messinger	20,000	3,333	23,333	10,000	13,333

Todd Michael	20,000	5,000	25,000	5,000	20,000

David J. Myers and
Ann A. Myers Joint Tenancy	20,000	3,333	23,333	10,000	13,333

Gordon Neill	116,667	16,667	133,334	16,667	116,667

Gordon Neill Profit Sharing
Plan & Trust (5)	133,333	33,333	166,666	33,333	133,333

Nanine A. Odell (3) (6)	113,333	3,333	116,666	3,333	113,333

Joseph M. O'Donnell	200,000	33,333	233,333	100,000	133,333

Carolyn F. Overgaard (3)	200,000	16,667	216,667	50,000	166,667

John P. Overgaard	13,333	3,333	16,666	3,333	13,333

John E. Peppercorn	100,000	16,667	116,667	50,000	66,667

Frank F. Pitts JR	45,000	7,500	52,500	22,500	30,000

Wesley A. Pomeroy	50,000	12,500	62,500	12,500	50,000

Daniel I. Raviv	60,000	10,000	70,000	30,000	40,000

Nora Kathleen Shannon-Yano	200,000	16,667	216,667	50,000	166,667

	A	B	C	D	E
Judith A. Shine	33,333	3,333	36,666	3,333	33,333

Richard S. Simms	50,000	5,000	55,000	5,000	50,000

Dennis E. Simonich	66,667	16,667	83,334	16,667	66,667

Eric D. Sipf	200,000	16,667	216,667	50,000	166,667

Graham R. Smith	600,000	100,000	700,000	300,000	400,000

Waverly Limited Partnership (5)	600,000	100,000	700,000	300,000	400,000

Gary Smookler	65,000	0	65,000	15,000	50,000

Jonathan Brit Stephens	250,000	50,000	300,000	100,000	200,000

Donald K. Stritzke	720,000	33,333	753,333	100,000	653,333

Richard J. Thompson	96,667	16,667	113,334	46,667	66,667

J.L. Wagner	2,500	500	3,000	1,000	2,000

Janet H. White	16,667	1,667	18,334	1,667	16,667

William J. White (6)	76,667	6,667	83,334	6,667	76,667

John F. Wolz dba Euphotics	20,000	3,333	23,333	10,000	13,333

HC Schmieding Produce CO INC
Employee Stock Ownership Plan
and Trust (5)	800,000	133,333	933,333	400,000	533,333

Schmieding Enterprises, Inc. (5)	400,000	66,667	466,667	200,000	266,667

The Schmieding Foundation INC (5)	800,000	133,333	933,333	400,000	533,333

Merlin Bingham	40,000	6,667	46,667	20,000	26,667

Jeff McGonegal	30,000	5,000	35,000	15,000	20,000

David Nahmias	40,000	10,000	50,000	10,000	40,000

David Petso (3) (6)	620,000	16,667	636,667	50,000	586,667

Eric H. Pettit	20,000	5,000	25,000	5,000	20,000

Mark X Energy Company (5)	200,000	33,333	233,333	100,000	133,333

Pusey, Greg	13,333	3,333	16,666	3,333	13,333

Morgan Keegan & Company Inc.(4)	0	544,300	544,300	544,300	0

Jay Goldman(4)	0	3,250	3,250	3,250	0

Jesup & Lamont Securities Corp.(4)	0	5,750	5,750	5,750	0

Veronica McCarthy(4) (6)	0	1,500	1,500	1,500	0

	12,075,834	2,370,800	14,446,634	4,969,301	9,477,333

        (1)     The beneficial ownership of the common stock by the selling stockholder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

        (2)     Assumes that all securities registered will be sold.

        (3)     Relationships between selling security holders and the Company are as follows: Jay D. Belk served as a director of Disaboom until August 21, 2007; Nanine Odell is the spouse of Victor Lazarro Jr., a director of the Company; Carolyn Overgaard is the spouse of R. Jerry Overgaard, a director of the Company; David Petso serves as a director of the Company; and Kevin Hall served as a director of the Company until November 5, 2008..

        (4)     Morgan Keegan & Company, Inc. and Jesup & Lamont Securities Corporation served as placement agents for the Company for the private placement completed in September and October 2007, and are registered broker dealers. The warrants issued to Jay Goldman and Veronica McCarthy were issued as part of the commission paid to Jesup & Lamont Securities Corporation.

        (5)     The natural person(s) who exercise voting and/or dispositive and investing powers are the following individuals: A.C. Garland has voting and dispositive power over the shares held by Anderick Holdings, LLC; Donald L. Hartmann has voting and dispositive power over the shares held by Hallmark Consulting Group, Inc.; W. Austin Lewis has voting and dispositive power over the shares held by the LAM Waiting Game Fund, Ltd.; Graham R. Smith, Jennifer T. Smith, and George Pappas have voting and dispositive power over the shares held by Waverly Limited Partnership; Charles L. Barney has voting and dispositive power over the shares held by Mark X Energy Company; Robby J. Zink has voting and dispositive power over the shares held by HC Schmieding Produce CO INC Employee Stock Ownership Plan and Trust and The Schmieding Foundation Inc.; Robby J. Zink and Lawrence H. Schmieding have voting and dispositive power over the shares held by Schmieding Enterprises, Inc.; and Joel Citron holds voting and dispositive power over the shares held by Jove Partners, LP on behalf of Jove Master Fund, Ltd.

        (6)     Rodney D. Baber, Angelo Barr, John N. Boyle, Donald L. Hartmann, E. Carl Krausnick, JR., Michael McGill, William J. White, David Petso, Veronica McCarthy, Nanine A Odell, and George L. Learned have all identified themselves as affiliates of Broker/Dealers. These shareholders have represented to the Company that they purchased the Securities on their own behalf in the ordinary course of business, and at the time of the purchase of the Securities, they had no agreements or understandings, directly or indirectly, with any party to distribute the Securities. All other selling shareholders (except as provided in footnote 4) have represented that they are not registered broker-dealers or an affiliate of a registered broker-dealer.

Selling Shareholders Participating in Both Offering No. 1 and Offering No. 2

        The following table sets forth the names of the persons offering shares of common stock by this prospectus who participated in both Offering No. 1 and Offering No. 2. The number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in the offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	A	B	C	D	E
Name	Outstanding Shares Owned	Shares Underlying Warrants	Total Shares (Based on Columns A and B) Beneficially Owned Prior to Offering (1)	Shares Offered Hereby (1)	Shares Owned After Offering (1) (2)
Sean Chawla (3)	159,271	79,454	238,725	158,725	80,000

Harold G. Goble (4)	36,260	9,279	45,539	22,206	23,333

Rephael Inbar (5)	176,303	46,394	222,697	106,030	116,667

Deborah Ku (6)	167,563	65,673	233,236	113,236	120,000

TOTALS	539,397	200,800	740,197	400,197	340,000

        (1)         The beneficial ownership of the common stock by the selling stockholder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

        (2)         Assumes that all securities registered will be sold.

        (3)         Consists of 80,000 shares and 20,000 shares underlying non-redeemable warrants purchased in Offering No. 1 as well as 79,271 shares with 59,454 warrants purchased in Offering No. 2.

        (4)         Consists of 13,333 shares plus 5,000 shares acquired upon the exercise of warrants purchased in Offering No. 1, as well as 3,333 shares underlying non-redeemable warrants purchased in that offering. Also includes 7,927 shares and 5,946 shares underlying warrants purchased in Offering No. 2. Outstanding shares owned also includes 10,000 shares not purchased in either Offering No. 1 or Offering No. 2, which are not being offered for resale pursuant to this prospectus.

        (5)         Consists of 66,667 shares plus 20,000 shares acquired the exercise of warrants purchased in Offering No. 1, as well as 16,667 shares underlying non-redeemable warrants purchased in that offering. Also includes 39,636 shares plus 29,727 shares underlying warrants purchased in Offering No. 2. Outstanding shares owned also includes 50,000 shares that were not purchased in Offering No. 1 or Offering No. 2, which are not being offered for resale pursuant to this prospectus.

        (6)         Consists of 120,000 shares and 30,000 shares underlying non-redeemable warrants purchased in Offering No. 1 and 47,563 shares and 35,673 shares underlying warrants purchased in Offering No. 2.

PLAN OF DISTRIBUTION

        Each Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

        The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

        Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

        The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

        The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state or provincial securities laws. In addition, in certain states or provinces, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

         The authorized capital of the Company currently consists of 110,000,000 shares, of which 10,000,000 shares are preferred stock, par value of $.0001 per share (“Preferred Stock”), and 100,000,000 shares are common stock, par value of $.0001 per share (“Common Stock”). We currently have 43,435,270 shares of common stock outstanding, and no shares of preferred stock outstanding. The number of outstanding common shares includes 91,667 shares issued in error but remains outstanding.

        Each share of common stock is entitled to share pro rata in dividends and distributions, if any, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available for such purpose. No holder of any shares of common stock has any preemptive rights to subscribe for any securities of the Company. Upon liquidation, dissolution or winding up of the Company, each share of the common stock is entitled to share ratably in the amount available for distribution to holders of common stock. All shares of common stock presently outstanding are fully paid and non-assessable.

        Each shareholder is entitled to one vote for each share of common stock held. There is no right to cumulate votes for the election of directors. This means that holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining less than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors.

Dividends

        We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        The audited financial statements of Disaboom, Inc. included herein and elsewhere in the Registration Statement have been audited by GHP Horwath, P.C., independent registered public accounting firm, for the periods and to the extent set forth in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as an expert in auditing and accounting.

DESCRIPTION OF THE BUSINESS

Overview

        We were incorporated under the laws of the State of Colorado on September 5, 2006. We are in the business of developing, operating, and marketing an interactive online community dedicated to constantly improving the way people with disabilities or functional limitations live their lives. This interactive community is intended to serve as a comprehensive online resource not only for people living with such conditions, but their immediate families and friends, caregivers, recreation and rehabilitation providers, and employers. The Company released an initial version of the website on August 15, 2007, released a limited availability version on September 1, 2007, released the general availability version of the website on October 1, 2007, and released an updated and enhanced version of the site on January 24, 2008. On October 9, 2007, the Company acquired an online dating and social networking website with the domain name Lovebyrd.com, and began rebranding Lovebyrd.com in February 2008 as a related website of Disaboom.com. On February 1, 2008 the Company launched a website with the domain name DisaboomJobs.com, which is dedicated to providing employment-related resources and services to the disability community and their employers. The Company's main website and related microsites for dating and employment-related resources and services are collectively referred to herein as the Disaboom Network. Our headquarters are located at 7730 E. Belleview Ave., Suite A-306, Greenwood Village, CO 80111. Our company website is www.disaboom.com.

        There are more than 54 million American adults living with disabilities or functional limitations today in the United States alone, and over 650 million worldwide. We believe Disaboom offers a new solution to the difficulties faced by this previously untapped market. Persons living with disabilities or functional limitations have unique needs, as do the people in their lives who are directly affected by such disabilities or functional limitations. Founded by a doctor, and himself a member of the disability community, built by internet industry veterans, and regularly incorporating the feedback of tens of thousands of users, we believe Disaboom.com brings together content and tools ranging from specialized health information to social networking to daily living resources in a single interactive community.

        We promote the trademarked name of our website, Disaboom.com, and related microsites DisaboomJobs.com and Lovebyrd.com, by primarily implementing a combination of national and regional advertising campaigns, both online and offline, as well as organic and direct response marketing intended to encourage people to visit our site. We believe that with the present absence of a comprehensive, community-oriented website specifically for people living with or directly affected by disabilities or functional limitations, this untapped target audience will visit and participate in our community, and contribute to its growth and success.

Our Target Market

        Approximately 16% of the American adult population lives with a disability that makes it difficult to perform functional activities such as walking, climbing stairs, reaching, or lifting and carrying objects. About 7.6 million adults experience difficulty dressing, bathing, or simply getting around their home, while 18.2 million Americans are unable to even leave their homes without help. We believe that not only do the millions of persons living with disabilities or functional limitations have a need and desire for a comprehensive resource aimed at their unique needs, but their immediate family, friends, caregivers, recreation and rehabilitation providers, and employers can also utilize such a comprehensive resource. An estimated one in three Americans is either living with or directly affected by a disability or functional limitation.

Our Product

        We believe that Disaboom.com currently is the only comprehensive, interactive online community dedicated to serving the specific needs of persons living with or directly affected by a disability or functional limitation. Disaboom.com is not solely a medical information website providing healthcare content about a particular condition or diagnosis, but a community based website and comprehensive resource addressing a broad range of topics and issues related to “living with” a disability or functional limitation. The primary components of our website are content, community, and microsites, each of which serve as a gateway and complementary resource to the other.

        Content

        Disaboom.com provides a broad spectrum of authoritative, frequently updated, and useful information designed to help people understand how to live most effectively with their specific disability related condition. Visitors have the option of starting with an in depth initial diagnosis and condition overview (the “Core Knowledge” content), including the most recent medical developments, or going directly to information that answers questions about their daily living needs. All articles are archived permanently on the site, and are searchable by title, author, most recently published, and “most comments”. The content component of the site is organized into two broad sections – Living and Health.

        The Living section of our website focuses on providing people living with a disability or functional limitation the information and resources they need to engage in the daily challenges, opportunities, and activities of their lives. It provides people directly affected by a disability or functional limitation (e.g., caregivers, immediate family or friends, rehabilitation providers, etc.) the information and resources they need to understand, support and engage in the daily activities of the life of the person living with the disability or functional limitation, and their own lives. The Living section is currently composed of the following channel categories:

•	Entertainment
•	Lifestyle
•	In The News
•	Support & Services
•	Media Room

The types of information included in each of these channel categories are:

        Entertainment.    The entertainment category provides up-to-date articles, reviews, interviews, and insider commentary in the areas of Television, Movies, Books, and Music – from both disability and mainstream perspectives.

        Lifestyle    Topics in the Lifestyle area currently include Accessible Home, Aging with a Disability, Assistive Technology, Caregiving, Dating and Relationships, Military Life, Parenting and Family, Sports and Recreation, and Travel and Transportation. Lifestyle includes feature articles, how-to pieces, personal narratives, individual profiles, and short, actionable “info briefs.” Examples of these types of articles are “Functional Kitchens Have Universal Appeal,” “Tired of Typing? Try Talking to Your PC,” “I’m an Ironman,” (a profile of Trish Downing, the first female paraplegic to compete in an Ironman-length triathlon), and “How to Talk to Your Doctor about Pain.”

        In The News.   The news category features current health-related news articles.

         Support & Services.   The resource center provides basic but information we believe is important to our site visitors such as Disability-Related Benefits, Disability-Related Laws, Emergency Preparedness, Organizations, and Disability-Related Information Resources.

         Media Room.    The Media Room is the video component of the website, where various Disaboom-produced videos are available for viewing by site visitors. These may include promotional videos, event-related videos, or professionally-produced videos that Disaboom partners have created to share with the Disaboom community (user generated videos are viewable through member blogs and are not included with the videos featured in the Media Room).

        The Health section of our website is intended to provide comprehensive medical information and education on disability-related conditions. It is designed to enable people living with, or directly affected by a disability or functional limitation, including the newly-diagnosed, to better understand their conditions, their treatment options, and what they need to know from a health perspective for their day-to-day lives. The Health section is not a series of simple medical briefs or summaries about a particular condition, instead we believe it is a comprehensive medical resource providing authoritative information written by medical experts on:

•	Amyotrophic lateral sclerosis (ALS, or Lou Gehrig's Disease)
•	Brain and traumatic brain injuries
•	Fibromyalgia
•	Multiple sclerosis
•	Muscular dystrophy
•	Amputations (upper and lower extremities of adult and pediatric)
•	Orthopedics (hip replacements, knee replacements, back surgery)

•	Arthritis Center (includes osteoarthritis, rheumatoid arthritis, gout, pseudogout, ankylosing spondylitis, reactive arthritis and reiter's arthritis, psoriatic arthritis, enteropathic arthritis, Lyme disease and other infectious arthritis)

•	Depression
•	Pain Center (includes Pain - overview, fibromyalgia, back pain, neck pain, shoulder pain, sciatica, herniated disc, myofascial pain, phantom pain, reflex sympathetic dystrophy as well as complex regional pain syndrome, depression and pain (one topic)
•	Parkinson's disease
•	Pediatrics (spina bifida, cerebral palsy, brachial plexus palsy)
•	Spinal cord injuries (includes sexuality and fertility)
•	Sports concussion
•	Stroke and stroke prevention
•	Vertigo (dizziness)
•	Visual deficits & rehabilitation
•	Women's health (includes osteoporosis, pelvic pain, and urinary incontinence)

        The foregoing conditions were selected for Disaboom.com’s initial focus based on the number of people currently living with the particular condition, recent growth rates in particular conditions, associated chronic conditions, and other considerations:

        Multiple sclerosis is newly diagnosed in an estimated 10,400 people every year, or about 200 new cases per week. People with multiple sclerosis experience fatigue, heat sensitivity, muscle weakness, decreased coordination, blurred vision, and cognitive impairments such as memory problems, slowed thinking, and decreased concentration.

        Orthopedic patients, those suffering musculoskeletal impairments such as arthritis, back pain, hip replacements, knee replacements and back surgery, represent one in seven Americans. Arthritis, in fact, is the leading chronic condition reported by the elderly. Back and knee problems account for a large portion of orthopedic patients and resulted in 31 million and 19 million physician visits respectively in 2003. Those who suffer from musculoskeletal impairments live with pain, fatigue, and sleep disturbances, and often complain that their bodies ache.

        Pediatric conditions, including cerebral palsy and spina bifida, impact the lives of both children and adults, with an estimated 764,000 children and adults in the United States having at least one symptom of cerebral palsy. Additionally, about 8,000 babies and infants are diagnosed with this condition each year, a diagnosis that often signals a life spent dealing with seizures, mental retardation, and problems with movement, posture, limping, jaw control, chewing, sucking, and swallowing. Another roughly 70,000 Americans live with spina bifida. The illness affects an average of eight babies per day, and causes numbness, bladder control issues, paralysis, coordination problems and latex allergies, among other challenging difficulties.

        Spinal cord injuries are experienced by nearly 11,000 individuals in the United States annually, and more than 190,000 Americans currently live with paralysis caused by spinal cord injuries.

         Stroke is the leading cause of serious, long-term disability in the U.S., and on average, someone in this country has a stroke every 45 seconds. According to the American Heart Association, in 1999, more than one million Americans reported difficulties with daily living activities resulting from a stroke.

        Traumatic brain injuries are sustained by roughly 1.5 million people in the United States every year. As a result, approximately 80,000 of those people experience the onset of long-term disabilities. The Centers for Disease Control and Prevention estimates that at least 5.3 million Americans have a long-term need for help performing daily living activities as a result of traumatic brain injuries.

        In addition to the Core Knowledge content that addresses each of the disability-related conditions, Disaboom.com also provides current updates of recent research findings through brief summaries of research reports, written in lay language, as well as condition-specific medical advice, and a glossary of disability-related medical terms. Disaboom has entered into independent contractor agreements with individuals (the “Content Providers”) in several specialties to provide current medical journal reviews and summaries as well as other written materials to be used by the Company on the website.

        The Health section also offers a “Fitness and Nutrition” area that includes consumer-oriented articles that will lead people from the basic medical information in the Core Knowledge entries to the next step: i.e., how do I live as well as possible with this condition? Fitness and Nutrition content is a mix of contributed, licensed, and commissioned content.

        The Company anticipates adding a variety of types of licensed content (e.g., comprehensive topics, articles, targeted medical and health information) to the Company’s Health section from The Cleveland Clinic Foundation, Harvard Health Publications, and the Mayo Foundation for Medical Education and Research. The Company also anticipates adding several conditions to the Health section, including stroke prevention, neck pain, sciatica, shoulder pain, depression, reflex sympathetic dystrophy, and hearing loss.

        Community

        Disaboom.com provides a Community section designed to give users an opportunity to share their stories and challenges, respond to others’ stories, and develop friendships and connections based on shared interests and experiences. The Community section is also designed to engage visitors in such a way that they visit and participate interactively on the site at a high frequency, thereby increasing site visits, repeat visitors, and amount of time visitors spend on the site.

        Through the Community section, Disaboom.com members can start a blog, participate in conversations in the discussion area, and engage in real-time chat.

        Blogs.   A blog serves as a personal publishing platform on any topic of interest. For example, bloggers post pictures, videos, their personal stories (challenges, opportunities, triumphs, losses), poems, political commentary, and reactions to current events. Blogs empower members to share their ideas on subjects of personal importance and then gain community feedback through comments.

        Discussions.   Discussion forums are intended to cultivate conversation in the community. Forums provide an easy vehicle for members to ask questions of each other, engage in debate, and give back to the community by sharing experiences and expertise. We included and established forums as part of the general availability release of our website on October 1, 2007, and the community has taken over. Discussions cover a multitude of topics ranging from medical topics such as ‘Living with Fibromyalgia’ to personal questions such as ‘Do you want attention (for your disability)?’ We currently have over 5,000 forum topics within our community.

        Chat.    Members can connect with each other in real time through the chat section of community. Chat enables instant live connections between users and facilitates meaningful, immediate interaction and conversation.

        Groups.   Groups were launched in January 2008 and provide a way for site members to connect with each other based on common interests and/or experiences. For example, several bloggers who write regularly about their roles as caregivers may decide to start a caregiver group. Members of the group will be able to post topic-related blogs, pictures, and videos directly to the group’s online location. Instead of having to keep track of multiple blogs and blog authors, individuals interested in reading caregiver-themed content will be able to simply subscribe to the Caregiver Group. All members will have the ability to start a group and gather like-minded members to their cause. There are currently more than 15 active groups within our community and growing.

        Microsites

         Disaboom.com also provides additional features designed for members and non-members to develop personal relationships, professional opportunities, and support our community – through microsites. A microsite is a separate website which addresses a specific market, business or community need, and is integrated with the Company’s core Content and Community product platform, and partner websites as applicable.

         Dating.     On October 9, 2007, we acquired the rights to the internet domain and website of Lovebyrd.com, an online dating and social networking service for individuals living with disabilities and other conditions that make it difficult to meet and connect with other people. In February 2008 we began re-branding Lovebyrd.com as a related website of Disaboom.com

         DisaboomJobs.    The Company’s internet domain DisaboomJobs.com currently provides services to both our community as well as employers. Approximately 15 years after the enactment of the Americans with Disabilities Act, the unemployment rate of people living with disabilities is between 65% — 70%. Through DisaboomJobs, members of the community can currently search for job openings from a database of over 500,000 open positions. DisaboomJobs also provides information about employment related consulting and other services, directly related to our community, which the Company can provide to corporations who employ people living with a disability. For example, employers are eligible for certain federal and state tax credits and incentives for hiring eligible employees with a disability, and corporations contracting with the Federal Government are responsible for compliance with disability-related physical accommodations, website accessibility, and other requirements. Over the next six months, the Company plans to further enhance the functionality of DisaboomJobs to include providing the capability for job-seekers to post their resumes via a resume builder, enhancing the capabilities of job seekers to search for job openings which may be a better fit given their unique needs, and continuing to increase content and “how to” information for users regarding their careers, employment and job search, and for employers on both Disaboom.com and DisaboomJobs.com.

      Business Changes and Product Launches

        The Company has begun to respond aggressively to changing internet advertising industry conditions. While the growth of traditional static banner and display advertising has generally slowed due to pricing declines, advertising agency commitments and other factors, the growth of search related, landing page and microsite related, social network related, rich media, and other forms of online advertising are accelerating. During the quarter ended June 30, 2008 and subsequently, the Company begun to reduce its investment in media related expenditures in response to the changing market conditions, reduced the number of employees primarily dedicated to the sale and support of cost per mille (“CPM”) advertising, and launched new products which we believe will enhance the Company’s growth in future quarters.

        The Company’s media related expenditures were reduced by approximately 25% from the quarter ended June 30, 2008 versus the prior quarter, and were reduced approximately 50% from the month of May 2008 to the month of June 2008. The Company has already reduced its actual and planned media related expenditures for the quarter ending September 30, 2008, and anticipates its media related expenditures will be $0 in the quarter ending December 31, 2008. In response to changing market conditions, as well as changes in the Company’s planned media related expenditures and sales focus, the Company reduced its workforce by approximately 20% in July 2008, which primarily included employees dedicated to the sale and support of traditional CPM advertising.

        On July 7, 2008, the Company launched a marketplace business directory on its main disability related website www.disaboom.com. The marketplace enables local and national business owners and managers a cost-effective channel to reach our targeted community. Business owners and managers are able to display a searchable business listing that provides certain required contact details and optional information about their business, a photo/image, a link to their own website or landing page, and the opportunity to offer a discounted product, service or other incentive (e.g., coupon) to members of our community. National and Local Business Listings are grouped in a growing number of major categories and subcategories and searchable based on various criteria. Advertisers select the subcategory for their Listing, and have the option to purchase additional categories. Business listings were developed in response to user feedback from our community to enable members of our community to locate, in their desired local geographic market, numerous resources relevant to their day-to-day lives. It also enables registered users access to our Member’s Club where business owners have the opportunity to make discounted offers on products, services or other incentives available to our community.

        Additionally, on July 7, 2008, the Company launched two text advertising packages linked to its Business Listing product offerings, and available on its main disability related website www.disaboom.com. Text advertising packages enable local and national business owners the opportunity to reach the widest audience of potential customers within our community. National and Local Packages each include a text advertisement containing the company logo, contact information, and a link back to their website, include a certain level of guaranteed advertising impressions depending upon whether a National or Local Package, and include a National or Local Business Listing. Text advertisements may be targeted by zip codes, in a specific section of the website, or be run of site. National and Local packages enable the Company to bundle its products, sell available CPM inventory in a non-traditional way, charge premium pricing for CPM advertising inventory versus current banner or display advertising market prices, and minimize CPM advertising support costs. Advertisers who are interested in or purchase National or Local Packages also represent a cost-effective database of leads for the potential upsell of sponsorship and CPM advertising opportunities.

        Finally, also on July 7, 2008, the Company launched a directory service for business owners and managers to build and upload a company profile on Disaboom’s disability employment related website www.disaboomjobs.com. Company Profiles enable local and national business owners and managers to become a featured company interested in and committed to the employment of people living with a disability or functional limitation. A Company Profile includes company contact information, a link to the company’s website or a specific landing page, a photo/image, access to the Company’s database of resumes posted by members of our community, and searchable disability-friendly or demographic-specific job postings the company may wish to advertise specifically to our community (in addition to all of its existing job openings). It also includes optional information and/or links to content promoting or featuring specific employees, career growth for, and/or special benefits related to living with a disability and working for the company, or any company initiatives for hiring veterans with disabilities. Company Profiles also enable advertisers to demonstrate their commitment to and enhance their compliance with various disability-related federal contract requirements. Company Profiles were developed in response to corporate feedback for employment-related advertising and recruitment opportunities, enhanced compliance, and access to the Company’s database of resumes.

        Business owners and managers who purchase Business Listings, Packages, and Company Profiles Advertiser must pay in full during the sign up process. The term for Listings and Company Profiles is 12 months. Advertisers may not terminate or cancel the purchase of a Listing or Company Profile at any time during the 12 month term. Payments are non-refundable and non-cancellable.

Website Development Agreement with DATA, Inc.

        On January 10, 2007 we entered an Acceptance Agreement for Website Development with DATA, Inc. (“DATA”). Under the agreement DATA agreed to design and build a fully operational interactive website for the Company. A new master agreement was executed in August 2007 to encompass site changes going forward in the form of individual work-for-hire agreements, as well as a hosting agreement that utilizes the DATA hosting facility located in Denver. Collectively the January 10, 2007 agreement and the August 2007 master agreement are referred to as the “Agreement”. Other than the independent contractor relationship created between the Company and DATA, Inc. by the Agreement, there is no material relationship between us and DATA.

        The Agreement provides that all works created for us under the Agreement are works made for hire giving us all copyright ownership in the work. Furthermore, DATA has agreed to assign and/or license all rights in works not covered by the work made for hire doctrine to us. The Agreement also includes standard confidentiality and indemnification provisions.

        We also operate under a collocation and hosting agreement with DataUSA, Inc to provide redundancy in the event our primary hosting environment experiences a lack of connectivity for functionality. The agreement is month-to-month beginning January 31, 2008 for a fee of $650 per month plus any variable bandwidth overages.

        Agreement with Cowboy International, Inc.

        On July 5, 2007 we entered into a services agreement with Cowboy International, Inc. (“Cowboy”), which was subsequently amended on August 3, 2007 and September 28, 2007. Cowboy was helping us create a comprehensive and integrated marketing, advertising, and branding campaign for our website. On January 31, 2008, the Company terminated the agreement with Cowboy.

        Website Advertising & Sponsorships

        We expect our largest source of revenue to be from website advertisement and sponsorship sales. Advertising and sponsorship fees and rates vary depending on page, placement, and size of the advertisement on the website. Premium fees are charged for home page and section sponsorships while a lesser fee will apply to run of schedule advertisements which continuously rotate throughout the website. We anticipate that manufacturers of disability-specific pharmaceuticals, products, and services will make up a large percentage of advertisement and sponsorship sales. However, we are promoting our advertising to a broad base of industries, including to companies in the consumer products, travel and tourism industries.

        Potential Market

            The following article which is posted on the U.S. Department of Health and Human Services Center for Disease Control and Prevention’s website provides evidence of the potential size of our market.

        Prevalence of Disabilities and Associated Health Conditions Among Adults – United States, 1999(1)

        In the United States, the number of persons reporting disabling conditions increased from 49 million during 1991-1992 to 54 million during 1994-1995 2. During 1996, direct medical costs for persons with disabilities were $260 billion 3.

        For this analysis, disability was defined as self-reported or proxy-reported difficulty with or reporting one or more of eight measures: 1) difficulty with one or more specified functional activities 4; 2) difficulty with one or more activities of daily living (IADLS)*; 3) difficulty with one or more instrumental activities of daily living (IADLs); 4) reporting one or more selected impairments*; 5) use of assistive aids (e.g., wheelchair, crutches, cane or walker) for >6 months; 6) limitation in the ability to work around the house; 7) limitation in the ability to work at a job or business (data for persons aged 16-67 years); and 8) receiving federal benefits on the basis of an inability to work. A subset of persons with disability also reported the main cause of their disability from a list of 30 associated health conditions. This subset, defined before the survey was conducted, comprised persons reporting difficulty with ADLs IADLs, selected functional activities (excluding seeing, hearing, and having their speech understood by others), or limitation in the ability to work around the house or at a job or business. National estimates were calculated using sample weights representing the inverse of the probability for selection and complex adjustments for no response and subsampling 4.

1     Prevalence of Disabilities and Associated Health Care Conditions Among Adults – 1999 (Feb. 23, 2001) available at http://www.cdc.gov/mmwR/preview/mmwrhtml/mm5007a3.htm

2     CDC. Prevalence of disabilities and associated health conditions — United States, 1991 — 1992. MMWR 1994;43:730 — 9; Kaye H, LaPlante M, Carlson D, et al. Trends in disability rates in the United States, 1970 — 1994. San Francisco, California: University of California, Disability Statistics Center, 1996. available at http://dsc.ucsf.edu/UCSF/pub. Accessed February 2001; McNeil JM. Americans with disabilities, 1994 — 95. Washington, DC: US Department of Commerce, Economics and Statistics Administration, Bureau of the Census, 1997. (Current population reports; series P70, no. 61); McNeil JM. Americans with disabilities: 1991 — 92. Washington, DC: US Department of Commerce, Economics and Statistics Administration, Bureau of the Census, 1993. (Current population reports; series P70, no. 33).

3     Hough J. Estimating the health care utilization costs associated with people with disabilities: data from the 1996 Medical Expenditure Panel Survey (MEPS). Annual meeting of the Association for Health Services Research, Los Angeles, California, 2000

4     Income Surveys Branch, Bureau of the Census, Overview of the Survey of Income and Program Participation (SIPP). Washington, DC: US Department of Commerce, Economics and Statistics Administration, Bureau of the Census, 1999. Available at http://www.census.gov. Accessed December 1, 2000.

        The analysis focused on 53,636 adults >18 years (consistent with standard age categories used in other national surveys).

        In 1999, 44 million (22%) adults reported having a disability (see Table 1 below). The prevalence rate of disability was 24% among women and 20% among men. Approximately 32 million adults had difficulty with one or more functional activities such as climbing a flight of stairs (19.4 million), walking three city blocks (19 million), or lifting/carrying 10 lbs (14.2 million); approximately 16.7 million adults had a limitation in the ability to work around the house; 11 million had either selected impairments or difficulty with IADLs. Two million adults used a wheelchair, and seven million used a cane, crutches, or a walker. Of the total percentage of disabilities, 63% occurred among working adults (aged 8-64 years); of these, 27.8 million (16.5%) had a disability and 17.7 million (10.5%) had a limitation in the ability to work at a job or business. Of those adults >65 years, 16.3 million (50%) had a disability. The age-specific prevalence rate of disability was the highest among respondents aged >65 for all functional activities, ADLs and IADLs.

        Of all adults with disabilities, 41.2 million (93.4%) reported their main health condition associated with their disability (see Table 2 below); 7.2 million (17.5%) had arthritis and rheumatism, 6.8 million (16.5%) had back or spine problems, and 3.2 million (7.8%) had heart trouble/hardening of the arteries. Women had higher rates of arthritis or rheumatism and “other” associated health conditions categories than men. Men had higher rates of hart trouble/hardening for the arteries and deafness or hearing problems than women.

        Editorial Note

        Disability affects more than one in five adults. Rates of disability are higher among older adults who also have higher rates of chronic diseases. However, most disability occurs during the working years, which contributes to the high cost estimates of disability. Arthritis or rheumatism, back or spine problems, and heart trouble/hardening of the arteries continue to be the leading causes of disability. This report differs from a similar 1994 report by focusing on adults only and using a broader definition of disability 5.

        The strengths of SIPP include a survey design that allows nationally representative population estimates of disability. The broad definition of disability used in SIPP also provides a sensitive estimate of disability prevalence that is less likely to overlook persons with disability than other definitions (e.g., clinical or federal benefit program-based definitions). SIPP links disability with associated health conditions, providing information that usually is not available from other data sources. This information is important because many programs address disability prevention by disease or condition.

5     McNeil JM. Americans with disabilities: 1991 — 92. Washington, DC: US Department of Commerce, Economics and Statistics Administration, Bureau of the Census, 1993. (Current population reports; series P70, no. 33).

        The findings in this report are subject to at least five limitations. First, despite complex statistical adjustment procedures used to address nonresponse over time, these procedures may not have completely eliminated bias that resulted from nonresponse errors, especially in subgroup analyses. Second, this report excluded persons in institutions, in the military, and aged <18 years. Third, persons with multiple disabilities may attribute the main disability to the one most disabling at the time of the interview, which may result in inconsistent survey responses. Fourth, because of questionnaire design, the main associated health condition was determined for most but not all adults with disability; 2.9 million (6.4%) persons whose only disabilities were difficulty with vision, hearing, or speech, who had selected impairments, used assistive aids, or received federal disability benefits were not asked about a main condition. Finally, the definition of disability used did not assess environmental and social barriers, discrimination as the result of disability, and effects on the workforce. These issues are addressed in the International Classification of Functioning, Disability, and Health (ICIDH-2), a unified and standard framework that describes the dimensions of disability 6. ICIDH-2 complements the International Classification of Diseases by organizing information around three dimensions: body level (body systems and structure), person and society level (activities and participation), and the environment. Because of the dynamic quality of disability, a limitation in one dimension does not predict a limitation in another.

        These estimates demonstrate the large impact of disability in working age and older adults and the relative contributions of associated health conditions, and provide information for public health policy makers and health systems. More detailed analyses relating the eight measures of disability and associated health conditions can assist disease-specific efforts in planning, health promotion and disease prevention, and surveillance of disability-related national health objectives 7. With increasing life expectancy and the aging of the population, health issues related to disability are likely to increase in importance.

6     World Health Organization. ICIDH-2: international classification of functioning, disability and health: pre-final draft, full version. Geneva, Switzerland: World Health Organization, 2000.

7     Arthritis Foundation, Association of State and Territorial Health Officials, and CDC. National Arthritis Action Plan: a public health strategy. Atlanta, Georgia: Arthritis Foundation, 1999.

TABLE 1

Survey of Income Program and Participation, United States, 1999

Number and prevalence rates of civilian non-institutionalized persons aged =18 Years with disability by age group

	> 18 Years			18-64 Years			> 65 Years
Measure of Disability	No.*	Rate †	(95% CI<> )	No.*	Rate †	(95% CI<> )	No.*	Rate †	(95% CI<> )
Difficulty with specified functional activities ¶	32,191	16.0	(±0.5)	17,110	10.2	(±0.4)	15,081	46.3	(±1.6)
Having speech understood	1,982	1.0	(±0.1)	1,326	0.8	(±0.1)	656	2.0	(±0.4)
Lifting/Carrying 10 lbs	14,224	7.1	(±0.3)	7,033	4.2	(±0.3)	7,191	22.1	(±1.3)
Climbing a flight of stairs	19,363	9.6	(±0.4)	9,465	5.6	(±0.3)	9,898	30.4	(±1.5)
Walking three city blocks	19,031	9.5	(±0.4)	9,087	5.4	(±0.3)	9,944	30.5	(±1.5)
Difficulty with activities of Daily living¶	7,690	3.8	(±0.2)	3,514	2.1	(±0.2)	4,176	12.8	(±1.1)
Getting around inside home	3,471	1.7	(±0.2)	1,477	0.9	(±0.1)	1,994	6.1	(±0.8)
Getting in/out of bed/chair	5,340	2.7	(±0.2)	2,618	1.6	(±0.2)	2,722	8.4	(±0.9)
Bathing	4,371	2.2	(±0.2)	1,727	1.0	(±0.1)	2,644	8.1	(±0.9)
Dressing	3,130	1.6	(±0.2)	1,387	0.8	(±0.1)	1,743	5.4	(±0.7)
Eating	1,226	0.6	(±0.31	566	0.3	(±0.1)	661	2.0	(±0.7)
Toileting	2,064	1.0	(±0.1)	922	0.5	(±0.1)	1,143	3.5	(±0.6)
Difficulty with instrumental activities of living ¶	11,795	5.9	(±0.3)	5,370	3.2	(±0.2)	6,425	19.7	(±1.3)
Getting around outside home	8,113	4.0	(±0.3)	3,202	1.9	(±0.2)	4,910	15.1	(±1.1)
Taking care of money and bills	4,492	2.2	(±0.2)	2,205	1.3	(±0.2)	2,286	7.0	(±0.8)
Preparing meals	4,430	2.2	(±0.2)	1,919	1.1	(±0.1)	2,511	7.7	(±0.8)
Doing light housework	6,042	3.0	(±0.2)	2,723	1.6	(±0.2)	3,319	10.2	(±1.0)
Using the telephone	2,597	1.3	(±0.1)	1,001	0.6	(±0.1)	1,597	4.9	(±0.7)
Use of Assistive Aid‡	9,180	4.6	(±0.3)	3,415	2.0	(±0.2)	5,765	17.7	(±1.2)
Limitation in ability to work around house	16,755	8.3	(±0.4)	9,649	5.7	(±0.3)	7,106	21.8	(±1.3)
Limitation in ability to work at job/business	N/A	N/A	N/A	17,689	10.5	(±0.4)	N/A	N/A	N/A
Received federal work disability benefits	N/A	N/A	N/A	7,611	4.5	(±0.3)	N/A	N/A	N/A
Total Surveyed:	200,668	100.0		168,105	100.0		32,563	100.0
Total with a disability:	44,088	22.0	(±0.5)	27,781	16.5	(±0.5)	16,307	50.1	(±1.6)

* In thousands.
† Per 100 persons calculated using the civilian, institutional US population on July 1, 1999
<> Confidence Interval
¶ Number of persons reporting any subcomponent of this category; subcomponents are note mutually exclusive
‡ Wheelchair

TABLE 2

Survey of Income Program and Participation, United States, 1999
Number and percentage of civilian non-institutionalized persons aged > 18 Years with disabilities reporting selected conditions as the main † cause of disability by sex.

	All Persons			Men			Women
Main Condition	No.*	(%)	(95% CI<> )	No.*	(%) †	(95% CI <>)	No.*	(%)	(95% CI <> )
Arthritis or rheumatism¶	7,207	17.5`	(±1.1)	1,955	11.0	(±1.3)	5,235	22.4	(±1.6)
Back or spine problem	6,780	16.5	(±1.0)	2,903	16.3	(±1.6)	3,877	16.6	(±1.4)
Limb or extremity stiffness	1,747	4.2	(±0.6)	842	4.7	(±0.9)	905	3.9	(±0.7)
Stroke	1,160	2.8	(±0.5)	592	3.3	(±0.8)	567	2.4	(±0.6)
Broken bone or fracture	885	2.1	(±0.4)	373	2.1	(±1.5)	512	2.2	(±0.6)
Head or spinal cord injury	452	1.1	(±0.3)	280	1.6	(±1.1)	172	0.7	(±0.3)
Paralysis	310	0.8	(±0.3)	175	1.0	(±0.4)	135	0.6	(±0.3)
Missing Limbs	299	0.7	(±0.2)	211	1.2	(±0.5)	----	----	----
Cerebral Palsy	141	0.3	(±0.2)	----	----	----	----	----	----
Other	6,188	15.0	(±1.0)	2,375	13.4	(±1.5)	3,813	16.3	(±1.4)
Total:	41,168	100.0		17,767	100.0		23,401	100.0

* In thousands.
† Persons who reported difficulty with functional limitations, daily living activities, instrumental activities of daily living, the inability to
Do housework or the inability to work a job identified the “main” cause and up to two other causes of the disability from a list of 30 conditions
<> Confidence Interval

Competition

        We compete in the market for internet services and information which is a highly competitive and volatile market. We compete with other both for profit and nonprofit medical information websites such as WebMD.com, RevolutionHealth.com and Healthcommunities.com for our medical information services. However, our community is targeted and dedicated to persons living with or directly affected by disabilities or functional limitations which we believe provides us a competitive advantage versus general medical information or diagnosis-oriented websites.

        We compete with other social networking websites for social networking services such as MySpace.com, Friendster.com, Facebook.com, Bebo.com, Xanga.com, Ning.com, eHarmony.com, and Match.com. We hope to develop a loyal base of site visitor and participants through the social networking aspect of the website, which in-turn will help generate advertising and sponsorship sales specifically targeted to consumers of disability related products and services. We believe we have a competitive advantage over general social networking sites because we are targeting, through a broad array of content, community, and other services, a specific group of persons with specific consumer and information needs.

        We compete with large general internet service companies such as Google, Inc., Yahoo!, Inc., Microsoft, Inc., and America Online for online marketing and advertising. However, because our website content is specifically targeted to persons living with, or directly affected by disabilities or functional limitations, the Company believes there will be little competition for advertisement and sponsorship sales targeting that specific market. We compete with other e-commerce internet sites such as Disabilityproducts.com, Sportaid.com, 180medical.com, and ActiveForever.com for the sale of disability related products. We compete with full service information, product, and networking sites for the disabled community such as Disabled-World.com. We compete with Craig's List and eBay for online sales of consumer goods from consumer to consumer through our classifieds section. However, our classifieds will be specifically targeted to consumers of disability related products. We believe that through our marketing and branding efforts, ongoing product development, the depth and breadth of our content, quality customer service, and partnerships and relationships with advertisers, sponsors, medical professionals, and other leaders in the health industry we will be able to develop a loyal client base in order to compete effectively in the very competitive online marketplace.

        Patents and trademarks

        We own and maintain a portfolio of intellectual property assets which we hope to continue to build. We believe that our intellectual property assets create great value to the Company and therefore we are taking steps to protect those assets through trademark, copyright, trade secret, and trademark laws of the United States and through contractual agreements.

        We are applying for federal registration with the U.S. Patent and Trademark Office of several trade or service marks on an intent to use basis in order to develop a trademark portfolio and protect the Company's brand. An application for registration of the word mark DISABOOM was filed on October 20, 2006. An application for registration of the word plus design mark for Disaboom was filed on April 2, 2007. An application for registration of the word mark DISABOOM.COM was filed on April 3, 2007. As of October 3, 2008, certain of the services for word mark DISABOOM and the word plus design mark for Disaboom have been registered and registration is pending for the remaining services. We continue to prosecute these marks, to the extent not already registered, and hope to have them registered on the principal register in 2008.

        Effect of existing or probable government regulations on the business.

        -FTC and FDA regulation of drug and medical device advertising and promotion

        The FDA and the FTC regulate the form, content and dissemination of labeling, advertising and promotional materials of pharmaceutical or medical device companies, including direct-to-consumer prescription drug and medical device advertising. The FTC regulates over-the-counter drug advertising and, in some cases, medical device advertising. Generally, based on FDA requirements, companies must limit advertising materials to discussions of FDA-approved uses and claims.

        Information that promotes the use of pharmaceutical products or medical devices that is put on our website is subject to the full array of the FDA and FTC requirements and enforcement actions. The FDA and FTC would most likely be focused on the advertisements placed on our pages, any other pharmaceutical information found in our education pages, and the products sold through our e-commerce site. The FTC and FDA look for editorial independence from advertisers and sponsors in informational or educational discussions of regulated pharmaceuticals or medical devices. The FDA and the FTC place the principal burden of compliance with advertising and promotional regulations on advertisers and sponsors to make truthful, substantiated claims. If the FDA or the FTC finds that any information on our website violates FDA or FTC regulations, they may take regulatory or judicial action against us or the advertiser or sponsor of that information. State attorneys general may also take similar action based on their state's consumer protection statutes.

        -Drug Advertising.

        The Federal Food, Drug, and Cosmetic Act, or FDC Act, requires that prescription drugs be approved for a specific medical indication by the FDA prior to marketing. Marketing, advertising or otherwise commercializing products prior to approval is prohibited. Upon approval, the FDA's regulatory authority extends to the labeling and advertising of prescription drugs sold throughout the United States which may only be promoted and advertised for their approved indications. The labeling and advertising must not be false or misleading, and must present all material information, including risk information. Labeling and advertising that violate these legal standards are subject to FDA enforcement action.

        The FDA regulates the safety, effectiveness, and labeling of over-the-counter drugs. Together, the FDA and FTC require that OTC drug formulation and labeling comply with FDA approvals or regulations and the promotion of OTC drugs must be truthful, adequately substantiated, and consistent with the labeled uses. OTC drugs that do not meet these requirements are subject to FDA or FTC enforcement action depending on the nature of the violation. In addition, state attorneys general can also bring enforcement actions for alleged unfair or deceptive advertising.

        Any increase in FDA regulation of the online advertisements of prescription drugs could make it more difficult for us to obtain advertising and sponsorship revenue. Only recently has the FDA relaxed its formerly restrictive policies on direct to consumer advertising of prescription drugs. If the FDA changes its policies to make them more restrictive, this could also make it more difficult for us to obtain advertising and sponsorship revenue.

        -FTC regulation of general internet advertising and marketing

        The FTC regulates internet advertising under the Federal Trade Commission Act which allows the FTC to act in the interest of all consumers to prevent deceptive and unfair acts or practices. The FTC requires that advertisements be true and not misleading to consumers and that they be substantiated. The FTC also requires clear and conspicuous disclosures.

        Failure to comply with the FTC's prohibition of false or misleading claims in advertisements could result in enforcement actions or civil lawsuits for fines and civil penalties. We believe that we have taken steps to protect our company from liability for displaying or disseminating ads in violation of these regulations through our advertising agreements and Company advertising policy. However, a regulatory authority may find that the Company has violated the advertising regulations and may bring an enforcement action against the Company.

        -Medical Professional Regulation

        Most states regulate the practice of medicine requiring professional licensing. Some states prohibit business entities from practicing medicine. We do not believe that we are engaged in the practice of medicine, but rather we provide information to the general public. The Company has agreements with licensed medical professionals who provide educational information in the form of content for the Company's website. We do not, and do not intend to, provide professional medical advice, diagnosis or treatment through our website. A state may determine that some aspect of our business violates that state's licensing laws and may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and acted improperly as a healthcare provider may result in liability to us.

        Many states regulate the ability of medical professionals to advertise or maintain referral services. We do not represent that a physician's use of the Company's online directory will comply with these or other state laws regulating professional practice. It is possible a state or a court may determine we are responsible for any non-compliance with these laws, which could affect our ability to offer this service to our customers.

        -Consumer Protection Regulation

        Advertising viewed by visitors on our website and consumer sales from our e-commerce website are subject to federal and state consumer protection laws which regulate unfair and deceptive practices. We are also subject to various other federal and state consumer protection laws, including the ones described below. Most state consumer protection laws are enforced by the Attorneys General of each state.

        -COPPA

        The Children's Online Privacy Protection Act ("COPPA") protects personal information of children under the age of 13 disclosed online by prohibiting unfair or deceptive acts or practices in connection with the collection, use, and/or disclosure of personal information from and about children. Our website does not target children under 13, nor do we plan to allow anyone under the age of 18 to register as a Disaboomer. Therefore, the Company will not knowingly be collecting the personal information of children under the age of 13.

        -CAN-SPAM

        The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 ("CAN-SPAM") regulates commercial emails and provides recipients the right to request the sender to stop sending messages. CAN-SPAM establishes penalties for sending commercial email which are intended to deceive the recipient as to source or content. At this time, we periodically send commercial emails to Disaboomers or other users of our site. Many states have also enacted anti-spam laws. The CAN-SPAM Act preempts many of these statutes.

        Employees

         As of October 3, 2008 we had 38 employees, 35 of which are full time and 3 which are part time.

DESCRIPTION OF PROPERTY

        In June 2007 we entered into a Sublease Agreement for the lease of office space at 7730 E. Belleview Avenue, Suite A-306, Greenwood Village, CO 80111, which we utilize as our corporate offices. The sublease commenced June 15, 2007 and terminates on July 31, 2009. We pay $7,667 per month under the terms of the sublease.

        On July 8, 2008 we entered into a lease agreement for the lease of additional office space. The lease commenced July 11, 2008 and terminates on July 31, 2009. We pay $3,249 per month under the terms of the lease.

LEGAL PROCEEDINGS

         On February 29, 2008, the Company filed a complaint against Cowboy International, Inc. (“Cowboy”) in the District Court for the County of Arapahoe, Colorado. On March 20, 2008, Cowboy removed the case from state court to the United States District Court for the District of Colorado. On April 2, 2008, Cowboy filed counterclaims seeking amounts allegedly due under the services agreement and seeking monetary damages. On September 11, 2008, the United States District Court dismissed the case upon the parties’ submission of a joint stipulation for settlement and mutual releases. On that date the parties enter into a mutual settlement agreement and release, with neither party admitting liability, and pursuant to which Disaboom paid Cowboy $90,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        Shares of our common stock began trading on the NASD - OTC Bulletin Board on May 30, 2007. As of October 3, 2008, there were approximately 274 holders of record of our common stock. This does not include persons who hold our common stock in brokerage accounts and otherwise in “street name.”

        Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

        The table below sets forth the high and low closing prices of the Company's Common Stock during the periods indicated as reported on Yahoo Finance (http://finance.yahoo.com). The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not reflect actual transactions.

Quarter ended	High	Low
June 30, 2007	$1.87	$1.15
September 30, 2007	$1.60	$1.20
December 31, 2007	$1.70	$1.30
March 31, 2008	$1.60	$0.94
June 30, 2008	$1.42	$1.06
September 30, 2008	$1.01	$0.25

The closing sales price of the Common Stock as reported on November 7, 2008, was $0.15 per share.

        Dividends

        Since its inception the Company has not declared or paid cash or other dividends on its Common Stock. The Company has no plans to pay any dividends, although it may do so if it’s financial position changes.

        Securities Authorized Under Equity Compensation Plans Information

         The Company currently has two equity compensation plans. The 2006 Stock Option Plan (the “2006 Plan”) was approved by the Board of Directors and adopted by the shareholders on November 13, 2006. Our Board of Directors has approved three amendments to the 2006 Plan which increased the number of shares reserved under the 2006 Plan from 1,750,000 to 7,000,000. These amendments were adopted on April 2, 2007, June 26, 2007 and October 1, 2007. At our annual meeting of shareholders held on August 21, 2007 our shareholders approved amendments to the 2006 Plan that had been approved by our Board of Directors on April 2, 2007 and June 26, 2007 that increased the number of shares reserved under the 2006 Plan to 5,000,000 shares. On September 16, 2008 the Company adopted the 2008 Stock Option Plan, however as of October 31, 2008 no options or shares have been issued under this plan.

        The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s compensation plans as of January 3, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans
approved by security holders [1]	6,158,500	$ 0.85	841,500

Equity compensation plans not
approved by security holders [2]	794,519	$ 1.31	N/A

Total	6,953,019	$ 0.90	N/A

1     Includes: (i) options to acquire 6,158,500 shares of common stock under the 2006 Plan.

2     Includes: (i) warrants to purchase 450,000 shares of Common Stock as compensation for services to Memphis Consulting, (ii) warrants to purchase 66,325 shares of Common Stock as compensation for services to W3 Ventures, Inc.; (iii) warrants to purchase 10,000 shares of Common Stock as compensation for services to Lori Sunshine; (iv) performance warrants, granted January 3, 2008, to purchase 125,000 shares of Common Stock as compensation for services to The Geek Factory, Inc.; (v) performance warrants, granted January 3, 2008, to purchase 100,000 shares of Common Stock as compensations for services to Thunderbolt; (vi) 18,000 shares of Restricted Stock as compensation for services to Memphis Consulting; (vii) 1,000 shares of Restricted Stock as compensation for services to Kurt Palisi; (viii) 24,194 shares of Restricted Stock as compensation for services to Nicholas Buoniconti.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

        See Financial Statements and Supplementary Data following the signature page of this Form S-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

        We were incorporated under the laws of the State of Colorado on September 5, 2006 with the primary purpose of developing, operating and marketing the first interactive online community dedicated to constantly improving the way Americans with disabilities or functional limitations live their lives. It also serves as a comprehensive online resource not only for people living with such conditions, but their immediate families and friends, caregivers, recreation and rehabilitation providers, and employers. The Company released an initial version of the website on August 15, 2007, released a limited availability version on September 1, 2007, released the general availability version of the website on October 1, 2007, and released an updated and version of the website on January 24, 2008. On October 9, 2007, the Company acquired an online dating and social networking website with the domain name Lovebyrd.com, and began re-branding Lovebyrd.com in February 2008 as a related website of Disaboom.com. On February 1, 2008 the Company launched a website with the domain name DisaboomJobs.com, which is dedicated to providing employment-related resources and services to the disability community and their employers. The Company’s main website and related microsites for dating and employment-related resources and services are collectively referred to herein as the Disaboom Network. Our headquarters are located in the metropolitan area of Denver, Colorado.

        The activities of the Company in 2007 were primarily organizational in nature, including the planning, ongoing development and integration of our main website (www.disaboom.com), planning and beginning to implement our marketing and business development initiatives, the start up of our sales operations, and continuing to build our management team and staff. During the quarter ended December 31, 2007 and through the quarters ended March 31, 2008 and June 30, 2008, our focus began to switch from organizational matters and the initial launch of our main website, to operational matters related to expanding the resources and services of our main website, launching additional resources and services through related microsites, integrating our main website and related microsites into the Disaboom Network, driving Internet traffic and registered users into our community, and beginning to generate advertising and sponsorship revenues.

        During the quarter ended December 31, 2007 and through the quarter ended March 31, 2008, we received over 2,475,000 visits, delivered over 9,250,000 page views and served over 23,000,000 ads. We currently have over 75,000 registered and engaged users. Since March 31, 2008, the Company’s registered users have increased approximately 45%, from approximately 43,000 to approximately 62,000. From the quarter ended March 31, 2008 through the quarter ended June 30, 2008, the Company’s revenue increased 184%, from $49,860 to $141,355. Organic traffic represented 24% of the Company’s total traffic in January 2008, and represented 58% of total traffic in June 2008. Average page views per visit increased approximately 20% from the quarter ended March 31, 2008 to the quarter ended June 30, 2008, from 3.8 page views per visit to 4.5 page views per visit. Absolute and relative increases in organic traffic and page views per visit not only reduce the need for online and offline advertising campaigns to promote the Disaboom Network via media related expenditures, but also increase the Company’s available inventory for internet advertising and directory services.

        We expect our focus throughout the remainder of 2008 to be: (i) the ongoing development and evolution of resources and services related to the Disaboom Network, our social networking platform, our community, and our customers,,; (ii) the sale of various types of marketplace directory services, including national and local business listings, national and local packages, and company profiles, thereby generating revenue and cash flow; (iii) to negotiate and to enter into advertising sponsorship and CPM related agreements, thereby generating revenue and cash flow; (iv) to identify and pursue targeted traffic and growth opportunities via acquisitions or other business relationships which are related to the Disaboom Network and the Company’s social networking platform, and; (v) to increase brand awareness and drive internet traffic and registered users to and within our online community through various online and organic media campaigns, business development and partnership initiatives, sponsorships, and other activities We believe the greater the awareness of our main website and network of related microsites, community and brand in the marketplace, the greater the number of page views we will experience. The more page views our online community experiences, the greater the inventory of advertising impressions, sponsorship opportunities, and billable revenue under the standard terms of our advertising and sponsorship agreements.

        Our financial statements for our fiscal year 2007 and the period from September 5, 2006 (inception) through December 31, 2006 reflect minimal business activities. During this time period we worked primarily on the planning, development and integration of our main website, the planning and initial implementation of our marketing and business development initiatives, the start up of our sales operations, and the development of our management team and staff.

        Liquidity and Capital Resources

         During our fiscal year ended December 31, 2007 and through the quarter ended June 30, 2008 we generated limited amounts of revenues through the sale of advertising and sponsorship products from its main website Disaboom.com, and related microsites DisaboomJobs.com and Lovebyrd.com.

         During our fiscal year ended December 31, 2007 and in the quarters ended March 31, 2008 and June 30, 2008, we generated limited amounts of advertising revenues. Although our revenues generated increased 184% in the quarter ended June 30, 2008 versus the quarter ended March 31, 2008, we currently fund our operations primarily through funds raised through private placements completed in March, September, October and December 2007 and March and April 2008. Additionally, in March and April 2008 we received gross proceeds of $2,623,501 upon the exercise of certain warrants the Company issued in September and October 2007. On March 9, 2007 we completed a private placement of our common stock, issuing 6,296,000 shares for aggregate gross proceeds of $3,148,000. The shares were issued at $0.50 per share.

        On September 26, 2007 we had a closing of $5,346,000 under a private placement of unregistered securities. A total of 7,128,000 common shares were issued on September 26, 2007 and 5,346,000 warrants to purchase the same number of common shares. On October 9, 2007 we had a final closing of $349,500. A total of 449,333 common shares and 337,000 warrants to purchase the same number of common shares were issued in this final closing. For both the September and October 2007 closings for each $0.75 invested, each purchaser received one common share plus warrants to acquire three-fourths of a share. The warrants are exercisable at $1.00 per share.

        On December 10, 2007, we closed a $5,000,000 private placement under the same terms as those of the private placement closed in September and October 2007. On December 10, 2007 we issued a total of 6,666,665 common shares and 5,000,000 warrants to purchase the same number of common shares.

        On March 12, 2008 we closed $1,552,000 in gross proceeds under a private placement, and issued 1,552,000 shares of common stock. The shares were issued at $1.00 per share. On April 4, 2008 we closed $800,000 in gross proceeds under a private placement, and issued 800,000 shares of common stock. These shares were issued at $1.00 per share.

        On March 10, 2008 and April 2, 2008 we issued an aggregate of 2,623,501 shares of common stock at $1.00 upon the exercise of warrants that the Company issued in September and October 2007.

         With our projected operations and expenditures we expect that our current financial resources are sufficient to fund our operations into at least our third quarter of fiscal 2009. We may deem that it is appropriate to raise additional funds for general corporate and working capital purposes. We cannot assure you that capital will be available on reasonable terms, if at all. Therefore, the inability to raise additional funds, either through equity or debt financing, could materially impair our ability to generate revenues.

        Events Taking Place Subsequent to December 31, 2007

        As outlined above in March and April 2008 we closed an aggregate of $2,352,000 in gross proceeds under a private placement, and issued 2,352,000 shares of common stock. In connection with the private placement closed in September and October 2007, we issued investors warrants that consisted of two series, Redeemable and Non-Redeemable. For every four shares of Common Stock purchased, each investor received Redeemable warrants to purchase two shares of Common Stock and Non-Redeemable warrants to purchase one share of Common Stock, exercisable at a price of $1.00 per share. In March and April 2008 2,623,501 of the warrants were exercised and 1,173,499 warrants were redeemed by the Company. Accordingly, we received gross proceeds of $2,623,501 upon the exercise of the warrants.

        On March 13, 2008, J. Glen House, a co-founder, director and officer of the Company voluntarily surrendered 3,750,000 shares of common stock back to the Company for no consideration, reducing his total share ownership to 7,500,000 shares. Dr. House surrendered the shares to make additional capital stock available for other corporate purposes.

        Results of Operations:

        Our financial statements for the fiscal year ended December 31, 2007 and the period from September 5, 2006 (inception) through December 31, 2006, and for the three months ended March 31, 2008 reflect minimal business activities. We incorporated in September 2006, and since that time we worked primarily on the planning, development and integration of our main website, the planning and initial implementation our marketing and business development initiatives, the start up of our sales operations, and the initial development of our management team and staff.

        In January 2007 we entered into the Website Development Agreement with DATA, Inc. (“Data”), which was our first material financial commitment, totaling $280,000 with payments to be made through July 2007. Upon the completion of our original contract with DATA in July 2007, a new master agreement was negotiated to encompass site changes through December 2007 in the form of individual work-for-hire agreements. We also continued to work with DATA to complete outstanding change orders and final site modifications in advance of the general availability release of our website which occurred on October 1, 2007. These changes resulted from additional creative and execution input from Disaboom over the initial months of the project, and Cowboy International, Inc. (“Cowboy”). During 2007, the Company paid a total of approximately $482,000 to Data for services rendered.

        On July 5, 2007 we entered into a services agreement with Cowboy was retained to help the Company create a comprehensive and integrated marketing, advertising, and branding campaign for our main website. During 2007, the Company paid a total of approximately $904,000 to Cowboy for services rendered. On January 31, 2008, the Company terminated its agreement with Cowboy.

        On October 9, 2007, we acquired the rights to the internet domain and website of Lovebyrd.com which is an online dating and social networking service for individuals living with conditions that make it difficult to meet and connect with other people.

A.	Results of Operations for our 2007 Fiscal Year

        During the fiscal year ended December 31, 2007, and from inception our operating expenses totaled $8,069,311 and $8,086,298 respectively. Approximately 83% of the expenditures we incurred related to payroll and stock compensation costs ($2,814,915 for the year ended December 31, 2007 and from inception), website development costs ($475,462 and $485,462 for the year ended December 31, 2007 and from inception, respectively), marketing and advertising costs ($2,851,819 for the year ended December 31, 2007 and from inception) and legal and consulting fees ($591,982 and $596,219 for the year ended December 31, 2007 and from inception, respectively).

        During the quarter ended December 31, 2007, the Company launched the general availability version of our website and began receiving limited amounts of revenue from its website through the sale of advertising and sponsorship products. During the quarter (and fiscal year) ended December 31, 2007 we billed $106,748 in accordance with our executed insertion orders, and recognized $83,682 in advertising and sponsorship revenue. We recognize advertising and sponsorship revenue ratably over the period in which it is delivered and earned.

        At December 31, 2007, the Company’s cash, cash equivalents and short-term investments (primarily mutual funds) were $6,645,193. As reflected in our statement of operations during the 2007 fiscal year the Company realized a gain of $86,969 from interest related to cash accounts and dividends on marketable securities held by the Company. The Company also recorded an unrealized loss as a result of a decrease in value of mutual funds.

B.	Results of Operations for the Three and Six Months Ended June 30, 2008

        Our financial statements for the three and six months ended June 30, 2008, and for the period from September 5, 2006 (inception) through June 30, 2008 reflect minimal business activities. During 2007 the activities of the Company were primarily organizational in nature. During the quarter ended December 31, 2007 and through the six months ended June 30, 2008, our focus began to switch from organizational matters and the initial launch of our main website, to operational matters related to our main website and related microsites, driving Internet traffic and registered users, and beginning to generate advertising and sponsorship revenues.

        For the quarter ended June 30, 2008, the Company experienced a net loss of $3,317,819 or ($.08) per share, compared to a net loss of $812,045, or ($.03) per share during the comparable period in the previous year. The $2,505,774 increase in net loss is primarily due to payroll related, as well as media and market related expenditures. During the quarter ended June 30, 2007 we had 14 full time and 0 part time employees whereas at June 30, 2008, we had 35 full time and 6 part time employees. During the quarter ended June 30, 2007, we did not incur any expenses related to the promotion of our website as it was still in the planning and early development stage. During the quarter ended June 30, 2008, we continued promoting the version 2.0 of our main website Disaboom.com, launched and began promoting the microsite DisaboomJobs.com, and began re-branding Lovebyrd.com. Since our inception in September 2006 our cumulative net losses are $14,932,238.

        During the quarter ended December 31, 2007 and through the six months ended June 30, 2008, the Company began receiving limited amounts of revenue through the sale of advertising and sponsorship products on the Disaboom Network. During the quarter ended June 30, 2007, the Company had no earned revenue from its website as we were still in the planning and early development stage of our website. From the quarter ended March 31, 2008 through the quarter ended June 30, 2008, the Company’s revenue increased 184%, from $49,860 to $141,355. Existing sales agreements range in term from one month test agreements to twelve month agreements over which the contract value is earned and recognized as revenue. Advertising revenue is recognized ratably over the period in which it is earned through the development of sponsor landing pages, microsites and channels, publishing business listings or company profiles, or the delivery of advertising impressions by recognized and independent third party vendors.

        During the quarter ended June 30, 2008, our operating expenses totaled $3,528,975 as compared to $833,793 for the comparable quarter in 2007 when the Company had 14 full time employees. This increase is primarily attributable to: (i) payroll related expenses for our current management and staff, (ii) media and marketing related expenses for the promotion and creation of advertising inventory related to the Disaboom Network, (iii) licensed and purchased content, site development and operations, and (iv) various general and administrative expenses related to our expanding business operations.

        Critical Accounting Policies

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

        Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition. Our significant accounting policies are disclosed in Note 2 to the Financial Statements included in this prospectus.

        While all of the significant accounting policies are important to the Company’s financial statements, the following accounting policies and the estimates derived therefrom, have been identified as being critical:

        Website development costs:

        The Company adopted the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) 00-2, “Accounting for Website Development Costs,” which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites. Under the EITF 00-2, costs related to certain website development activities are expensed as incurred (such as planning and operating stage activities). Costs relating to certain website application and infrastructure development are generally capitalized, and are amortized over their estimated useful life.

        Revenue Recognition:

         During the year ended December 31, 2007, and in the six months ended June 30, 2008 the Company began receiving limited amounts of revenue from its website through the sale of advertising and sponsorship revenue. Advertising and sponsorship revenue is recognized ratably over the period in which it is delivered and earned.

        Short-term investments:

        The Company accounts for short-term marketable securities in accordance with the Financial Accounting Standards Board (“FASB”), Statement of Financial Accounting Standard (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. At December 31, 2007, marketable securities are classified as trading securities as the Company expects to use these funds for operating purposes within the next year. Trading securities are reported at fair value and unrealized gains and losses are included in earnings.

        Stock-based Compensation:

        The Company accounts for stock options and similar equity instruments in accordance with SFAS No. 123(R), “Share-Based Payment”. SFAS 123(R) requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123(R) also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period).

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

         The persons below served as directors and executive officers of the Company as of November 5, 2008. Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company

Name	Age	Position
J.W. Roth	44	Director and Chairman of the Board
Dr. J. Glen House	38	Chief Medical Officer
John Walpuck	46	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director
Victor Lazzaro, Jr.	62	Director
David Petso	46	Director
R. Jerry Overgaard	67	Director
Patrick Templeton	65	Director
Scott Chandler	47	Director

J.W. Roth is a co-founder of Disaboom and was appointed to serve on our Board of Directors in November 2006 and currently serves as the Chairman of our Board of Directors. Mr. Roth served as our Chief Executive Officer until November 4, 2008. He is also a co-founder of Colorado Catheter Company, Inc, a private company engaged in the design and development of catheters. Since 1997 Mr. Roth has served as the as the President of JW Roth & Company, Inc., a consulting company. Prior to founding JW Roth & Company, Mr. Roth worked in the financial sales industry for American National Insurance Company and the Prudential Insurance Company. Additionally, Mr. Roth has worked for, and been associated with, the business development of several companies such as Fear Creek Ranches, IMI Global, Inc., CattleNetwork, Inc., Front Porch Direct, the CTURN Corp, and Aspen BioPharma, Inc.

Dr. J. Glen House is a co-founder of Disaboom. Currently Dr. House serves as our Chief Medical Officer. He also served as President from the Company’s inception until August 21, 2007 and served on our Board of Directors until November 5, 2008. Additionally, Dr. House currently serves as the Medical Director of Penrose Hospital’s Center for Neuro & Trauma Rehabilitation. He is also a co-founder, director and the Chief Medical Officer of Colorado Catheter Company, Inc. Since November 2003 he has served as President of Colorado Rehabilitation Physicians, P.C., a private medical rehabilitation company. From August 2001 to November 2003, he served as a Staff Physician at Penrose Hospital. Additionally he has served as the President of Flexlife, a medical device company since 1993. Dr. House holds U.S. Patents on the Colorado Catheter and continues to invent technology to help people that suffer from Spinal Cord related injuries. Dr. House completed his Spinal Cord Medicine Fellowship at the University of Medicine and Dentistry of New Jersey in July 2001. He attended medical school at the University of Washington, performed an internship in Internal Medicine at the LDS Hospital in Salt Lake City and completed a residency in Physical Medicine and Rehabilitation at Baylor College of Medicine.

John Walpuck was appointed to our Board of Directors in April 2007 and also serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer. He also served as Chief Operating Officer from April 2007 until his appointment as President on August 21, 2007. Mr. Walpuck has over 20 years’ experience working in corporate development, corporate finance and general financial management. From 2005 through 2007 Mr. Walpuck was the Chief Financial Officer of Nine Systems, a streaming media software services company acquired by Akamai in November 2006. From 2002 through 2005 Mr. Walpuck served as the sole partner for Palmyra Consulting, a consulting firm where he advised clients on issues and projects including merger and acquisitions, corporate finance, real estate finance, and government contracts. From 2000 through 2002 Mr. Walpuck served as the Chief Financial Officer for TecSec, Inc., a private security software company. Mr. Walpuck is a CPA and CMA, and also holds an MBA from the University of Chicago and a Bachelor’s degree from Edinboro State College.

Victor Lazzaro was appointed to our Board of Directors in February 2007. Mr. Lazzaro also serves as a director for Colorado Catheter Company, Inc. Before joining Disaboom, Mr. Lazzaro founded, and currently is the President of, International Health Technology Company, a consulting firm providing planning methods, strategies and processes to bring specialty medical clinics to China. Mr. Lazzaro is also currently a managing Director of Tivis Healthcare, a private equity company, focused on acquiring and building healthcare businesses. Prior to founding International Health Technology, Mr. Lazzaro served as the President and Chief Executive Officer of United HealthCare’s Mountain States Division from March 2000 to November 2005. Mr. Lazzaro also served as Chief Financial Officer and Chief Executive Officer for a California HMO and Louisiana insurance company from 1982 to 1990, and Regional Vice President of Health Plan Operations (Gulf South) for Prudential Insurance Company of America from 1990 to 2000.

R. Jerry Overgaard was appointed to our Board of Directors in November 2006. Mr. Overgaard has served as Vice President of Financial Products of MKA Capital Group Advisors, LLC, since August 2004. Mr. Overgaard served as Vice President, Institutional Sales Division, for Dreyfus Services Corporation from 1998 to 2004. Mr. Overgaard began his career in 1962 with IBM Corporation and has spent the last 27 years in the financial services industry.

David Petso was appointed to our Board of Directors in March 2007. Mr. Petso also serves as a director for Colorado Catheter Company, Inc. Since 1980 Mr. Petso has worked for Petso Financial Consultants, LLC. Mr. Petso is currently the president and owner of Petso Financial Consultants and has over twenty-five years of experience in the financial planning industry.

Patrick Templeton was appointed to our Board of Directors in July 2007. Mr. Templeton has over 35 years of experience the fields of government relations and public affairs. Following sixteen years with GE and four years at the National Aeronautics and Space Administration where he was Chief of External Relations, he established his own consulting firm, Templeton and Company. Since 1995, Mr. Templeton has been Senior Consultant to the government relations firm of BKSH & Associates. From 1999 through 2003, Mr. Templeton was also employed by the Coalinga Corporation, a private financial management company, serving as Washington Representative. Additionally, Mr. Templeton is Chairman of the Board of the EdVenture Group, a non-profit corporation that provides technology and related consulting services to educators and businesses. Mr. Templeton is also associated with outreach activities of prominent disabilities organizations.

Scott Chandler was elected to serve on our Board of Directors on November 5, 2008. Mr. Chandler has over 15 years of senior and executive level management experience. Mr. Chandler is currently managing partner for Franklin Court Partners, LLC, a company that provides a range of business consulting services including advising clients in the following areas: developing business plans to raise initial funding, assisting companies secure additional financing, business restructuring, and litigation support. Currently Mr. Chandler also serves as a director of other companies including Cimetrix Inc. (CMXX.OB) a software company engaged in the design, development, marketing, and support of factory automation solutions for the semiconductor and electronics industries. Prior to founding Franklin Court Partners, LLC Mr. Chandler was the Chief Financial Officer and Senior Vice President for RHYTHMS NetConnections, a provider of broadband services utilizing digital subscriber line technology. Additionally, Mr. Chandler has worked for other companies engaged in the telecommunications industry. Mr. Chandler’s business career began with Arthur Andersen & Co as a Senior Consultant/Accountant. Mr. Chandler earned an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A from Whitworth College.

Along with three other officers of Rhythms NetConnections, in 2002 Mr. Chandler was named as a defendant in litigation brought in the federal district court for the District of Colorado which alleged violations of the federal securities laws and other common law claims against the defendants. The defendants have moved for the court to dismiss the claims.

EXECUTIVE COMPENSATION

                The following table sets out the compensation received for each fiscal year since our inception, in respect to each of the individuals who served as the Company’s chief executive officer and chief financial officer at any time during the last fiscal year and the Company’s most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
JW Roth [3]
Chief Executive Officer	2007	$100,000	$7,692	$0	$12,300	$119,992
	2006	$0	$0	$0	$0	$0

J. Glen House
Chief Medical Officer	2007	$88,269	$5,769	$0	$6,050	$100,088
	2006	$0	$0	$0	$0	$0

John Walpuck
President and Chief Financial Officer	2007	$128,750	$7,962	$226,293	$15,650	$378,655
	2006	$0	$0	$0	$0	$0

Michael Fay [1]	2007	$89,583	$5,769	$82,184	$7,518	$185,054
Former Chief Operating Officer	2006	$0	$0	$0	$0	$0

Howard Lieber [2]	2007	$100,000	$5,769	$154,662	$52,500	$312,931
Senior Vice President, Sales	2006	$0	$0	$0	$0	$0

        1      Michael Fay resigned as the Company's Chief Operating Officer effective February 29, 2008.

        2      Mr. Lieber resigned as the Company’s Senior Vice President, Sales effective June 13, 2008.

         3      Mr. Roth ceased serving as the Company’s Chief Executive Officer effective November 4, 2008.

        Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained above for Messrs. Roth, House, Walpuck, Fay and Lieber.

        The Compensation Committee of our Board of Directors (the “Committee”) reviews and approves the total direct compensation packages for each of our executive officers. Notably the salary and other benefits payable to our named executive officers are set forth in employment agreements which are discussed below. Stock option grants, as applicable to certain of the named executive officers, are approved by the full board of directors.

Cash Compensation Payable To Our Named Executive Officers.

        Our Named Executive Officers receive a base salary payable in accordance with our normal payroll practices and pursuant to agreements between each of these officers and Disaboom (which contracts are described in more detail below). Based on the Committee’s knowledge of the industry and Disaboom’s performance to date the Committee believes that their base salaries are competitive to those that are received by comparable officers with comparable responsibilities in similar companies. Cash compensation in 2007 also included a year-end bonus and other cash benefits or reimbursements which comprised between 5% and 8% of the Named Executive Officers’ annual salary, excluding approximately $50,000 paid to Mr. Lieber as an independent consultant for services he provided the Company prior to May 2007, and excluding board meeting fees for Messrs. Roth, House and Walpuck.

        When the Committee considers total cash compensation for our Named Executive Officers, it does so by evaluating their responsibilities, experience and the competitive marketplace. Specifically, the Committee considers the following factors:

1.	the executive's leadership and operational performance and potential to enhance long-term value to the Company's shareholders;
2.	performance compared to the financial, operational and strategic goals established for the Company;
3.	the nature, scope and level of the executive's responsibilities;
4.	competitive market compensation paid by other companies for similar positions, experience and performance levels; and
5.	the executive's current salary, bonus, cash incentive compensation, and the appropriate balance between incentives for medium-term and short-term performance.

Option Grants To Our Named Executive Officers.

        We have granted stock options to certain of our Named Executive Officers. These option grants are intended to provide incentives to our officers who contribute to the success of Disaboom by offering them the opportunity to acquire an ownership interest in it. We believe that option grants also help to align the interests of our management and employees with the interests of shareholders.

         To date, of our Named Executive Officers, we have granted options to (i) our Chief Executive Officer, President and Chief Financial Officer, John Walpuck; (ii) our former Chief Operating Officer Michael Fay; and (iii) our former Senior Vice President of Sales, Howard Lieber. Additionally, on November 5, 2008 we granted Mr. Roth an option to purchase 50,000 shares of the Company’s common stock. Mr. Walpuck’s options vest over time, with certain options only vesting upon the achievement of certain company events. Mr. Lieber’s options were to vest over time, but only upon the achievement of certain defined billed revenues objectives. Certain of the options granted to Mr. Fay were to vest over time and certain were to vest in accordance with defined performance objectives and Company milestones. The options granted to Mr. Roth vest in full one year from the date of grant. We believe that these option grants serve as additional incentive for our officers and in turn the achievement of these objectives will help our performance. Dr. House has not been granted any options to date.

Employment Agreements with our Named Executive Officers.

        We have entered into employment agreements with each of our Named Executive Officers. Each of these officers is paid a salary for their services and certain of our executive officers have also been granted stock options in consideration for their services. When the Compensation Committee considers salaries for our executive officers, it does so by evaluating their responsibilities, experience, the competitive marketplace, and our financial resources and projections. Pursuant to its Charter, our Compensation Committee reviews and approves the terms of the compensation granted to our executive officers.

J.W. Roth:   On October 1, 2007, we entered into an employment agreement with our Chief Executive Officer and Chairman of the Board, J. W. Roth. The agreement was for an initial three year term. On November 4, 2008 the Company and Mr. Roth mutually agreed to terminate Mr. Roth’s employment agreement. Mr. Roth currently serves as our Chairman of the Board and provides the Company consulting services pursuant to an agreement with the Company dated November 4, 2008.

J. Glen House:    On October 1, 2007, we entered into an employment agreement with our Chief Medical Officer. The agreement is for an initial three year term and may be automatically extended for additional one year terms. Pursuant to the agreement, we are currently paying Dr. House an annual salary of $75,000. Unless the agreement is terminated for cause, or as a result of Dr. House’s death or disability preventing him from working, if we terminate the employment agreement Dr. House will be entitled to a severance payment equal to his annual salary.

John Walpuck:    On April 2, 2007 we entered into an employment agreement with John Walpuck who currently serves as our Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The employment agreement was for an initial two year term. On November 4, 2008 we entered into an amended and restated employment agreement with Mr. Walpuck. Pursuant to the amended and restated employment agreement, Mr. Walpuck is paid an annual salary of $200,000. The amended and restated employment agreement provides that Mr. Walpuck is eligible for an annual bonus and also provides for a housing and travel allowance. Unless the employment agreement is terminated for cause, or as a result of Mr. Walpuck’s death or disability, if we terminate the agreement Mr. Walpuck will be entitled to a severance payment of up to six months of his annual salary.

         Upon his initial employment with the Company, Mr. Walpuck was granted 1,750,000 options to purchase our common stock at $0.50 per share, of which 250,000 options vested immediately, 250,000 vested on September 1, 2007, 500,000 vested on January 1, 2008, and 500,000 vest on January 1, 2009 provided Mr. Walpuck is an employee or director of the Company on each vesting date. The final 250,000 options only vest upon the occurrence of certain Company events including a merger, acquisition or consolidation. On November 4, 2008 Mr. Walpuck was granted 2,500,000 options to purchase our common stock at $0.20 per share, of which 500,000 vested immediately and the remaining options vesting quarterly on a pro-rata basis over a three year term.

Howard Lieber:    Effective as of December 1, 2007 we entered into an employment agreement with Mr. Lieber, our former Senior Vice President of Sales. Mr. Lieber’s employment agreement was for an initial one year term, pursuant to which at the time of his resignation we were paying him an annual salary of $150,000. Mr. Lieber resigned as a Company officer effective June 13, 2008 and terminated his employment agreement.

Michael Fay:   On April 23, 2007, we entered into an employment agreement with Michael Fay, our former Chief Operating Officer. Mr. Fay’s employment agreement was for an initial two year term, pursuant to which at the time of his resignation we were paying him an annual salary of $150,000. Mr. Fay resigned as a Company officer effective February 29, 2008 and terminated his employment agreement.

	Option Awards
	Number of Securities Underlying Unexercised Options(1) (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
JW Roth (4)	0	0	0	0

Glen House	0	0	0	0

John Walpuck	500,000	1,250,000	$0.50	1/1/2012

Michael Fay (2)	325,000	125,000	$0.50	9/1/2011
		200,000	$1.50	10/1/2013

Howard Lieber (3)	200,000	300,000	$0.50	6/1/2014
		250,000	$1.50	10/1/2013

(1)	The material terms of these option grants are described in the Option Grants To Our Named Executive Officers notes above.

(2)	Michael Fay resigned as the Company’s Chief Operating Officer effective February 29, 2008.

(3)	Mr. Lieber resigned as the Company’s Vice President of Sales effective June 13, 2008.

(4)	Mr. Roth ceased serving as the Company’s Chief Executive Officer effective November 4, 2008.

Option Exercises and Stock Vested

        None of our executive officers exercised any stock options, SARs or similar instruments during the fiscal year ended December 31, 2007, or subsequently. None of our current executive officers serving were granted restricted common stock that was subject to a vesting schedule during our fiscal year ended December 31, 2007, or subsequently.

Director Compensation

        In January 2007 the Board adopted resolutions whereby each board member receives $550 for participating in Board meetings and is reimbursed for travel and related expenses if the meeting is attended in person.

         On March 9, 2007 our Board of Directors formed an Audit Committee, a Compensation Committee and a Nominating Committee. As compensation for serving on the Board of Directors and as serving as the chair of certain committees, Mr. Petso was granted 150,000 stock options. As compensation for serving on the Board of Directors and as chairman of the Nominating Committee, Mr. Lazzaro was granted 100,000 stock options. As compensation for serving on the Audit, Nominating and Compensation committees, Mr. Overgaard was granted 50,000 stock options. Additionally, we granted Mr. Templeton 100,000 options upon his appointment to our Board in July 2007. Upon his appointment to the Board on February 29, 2008, Mr. Hall was granted 50,000 options. Mr. Chandler was granted an option to purchase 75,000 shares of the Company’s common stock upon being elected to our Board of Directors on November 5, 2008.

        The following table reflects the compensation of our directors for our fiscal year ended December 31, 2007:

DIRECTOR COMPENSATION

Name	Earned or Paid in Cash	Option Awards	Total
Victor Lazzaro	$3,850	$11,268	$14,633
Jay Belk(1)	$3,300	$—	$3,300
R. Jerry Overgaard	$5,500	$5,519	$10,769
David Petso	$5,500	$16,787	$21,552
Patrick Templeton	$2,200	$45,673	$47,873

(1)	Mr. Belk served as a director of the Company from its inception through August 23, 2007.

        During our 2007 fiscal year Messrs. Roth, House, and Walpuck served on our Board of Directors and also served as executive officers of the Company. None of the named executive officers received separate stock option compensation for serving as a director, but did receive the Board meeting fees described herein. Messrs. Roth, House, and Walpuck Board meeting fees are included in the “All Other Compensation” column of the Summary Compensation Table above.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

         The number of shares outstanding of the Company’s Common Stock at November 7, 2008 was 43,435,270 of which 91,667 were issued in error but remain outstanding. The following table sets forth the beneficial ownership of the Company’s Common Stock as of November 7, 2008 by each Director and each Executive Officer of the Company, by all Directors, Director nominees and Executive Officers as a group, and sets forth the number of shares of Common Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock

J.W. Roth 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111	7,525,000	17.3%

J. Glen House (1) 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111	7,500,000	17.3%

John Walpuck (2) 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111	2,500,000	5.0%

Victor Lazzaro, Jr. (3) 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111	336,666	*

R. Jerry Overgaard (4) 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111	1,049,667	2.5%

David Petso (5) 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111	736,667	1.6%

Patrick Templeton (6) 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111	148,553	*

Scott Chandler (7) 7730 E. Belleview Avenue Suite A-306 Greenwood Village, CO 80111	54,500	*

All Directors, Nominees and Executives as a Group	19,851,053	43%

*	Indicates less than one percent.

The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock outstanding may increase prior to the effectiveness of this registration statement due to penalty shares which may be issued.

(1)	Dr. House voluntarily tendered 3,750,000 shares of common stock back to the Company on March 13, 2008.

(2)	Includes 500,000 shares purchased on March 23, 2007 and options to purchase 1,500,000 shares of common stock at $0.50 per share granted on April 2, 2007. Does not include options to purchase 250,000 shares of common stock at $0.50 per share that vest upon the occurrence of certain company events. Also includes options to purchase 500,000 shares of common stock at $0.20 per share granted on November 4, 2008, but does not include options to purchase 2,000,000 shares vesting on January 31, 2009 and thereafter.

(3)	Includes 140,000 shares of common stock purchased in the private placement completed on March 9, 2007 held in the Victor Lazzaro, Jr. Trust DTD 10/3/05 and includes options to purchase 67,000 shares of common stock at $0.50 per share. Also includes 123,333 shares and 3,333 shares underlying warrants purchased by Mr. Lazzaro’s wife. Does not include options to purchase 33,000 shares of common stock at $0.50 per share granted on March 9, 2007 that vest on December 31, 2009, and thereafter. Also does not include options to purchase 75,000 shares of common stock exercisable at $0.18 per share granted on November 5, 2008 that vest on November 5, 2009.

(4)	Includes 600,000 shares held by Mr. Overgaard’s spouse as well as 400,000 owned directly by Mr. Overgaard. Also includes options to purchase 33,000 shares of common stock. Also includes 200,000 shares and 16,667 shares underlying warrants purchased by Mr. Overgaard’s wife. Does not include options to purchase 17,000 shares of common stock at $0.50 per share granted on March 9, 2007 that vest on December 31, 2009, and thereafter. Also does not include options to purchase 75,000 shares of common stock exercisable at $0.18 per share granted on November 5, 2008 that vest on November 5, 2009.

(5)	Includes 520,000 shares purchased on February 15, 2007, 66,667 shares purchased on October 5, 2007 and 33,333 shares acquired on April 1, 2008 as well as 16,667 shares underlying warrants purchased on October 5, 2007. Also includes options to purchase 100,000 shares of common stock. Does not include options to purchase 50,000 shares of common stock at $0.50 per share granted on March 9, 2007 that vest on December 31, 2009.. Also does not include options to purchase 75,000 shares of common stock exercisable at $0.18 per share granted on November 5, 2008 that vest on November 5, 2009.

(6)	Includes 27,745 shares purchased in the private placement completed on December 10, 2007 and 20,808 shares underlying warrants purchased on December 10, 2007. Includes 50,000 options that vest on December 31, 2007, and 50,000 options that vest on December 31, 2008. Does not include options to purchase 75,000 shares of common stock exercisable at $0.18 per share granted on November 5, 2008 that vest on November 5, 2009.

(7)	Includes 54,500 shares purchased in February 2007. Does not include options to purchase 75,000 shares of common stock exercisable at $0.18 per share granted on November 5, 2008 that vest on November 5, 2009.

TRANSACTIONS WITH RELATED PERSONS, PROMOTORS AND CERTAIN CONTROL PERSONS

        There have not been any transactions, or proposed transactions, since our inception to which the Company was or is to be a party, in which any Company director or executive officer, any nominee for election as a director, any security holder beneficially owning more than five percent of the common stock of the Company, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest, except as follows:

         J.W. Roth, a director of the Company, and our former Chief Executive Officer, advanced approximately $63,000 to the Company to help fund our working capital start up costs. Mr. Roth converted $50,000 into 100,000 shares of our common stock in March 2007, and the remaining $13,000 was subsequently repaid. Additionally, on November 4, 2008 we entered into a business consulting agreement with Mr. Roth pursuant to which Mr. Roth is providing the Company business consulting services. In November and December 2008 we are paying Mr. Roth $16,667 and thereafter will pay Mr. Roth $5,000 per month.

        Prior to Patrick Templeton being appointed to our Board of Directors, we engaged BKSH &Associates (BKSH) to provide Disaboom governmental relations consulting services. We paid BKSH a monthly fee of $7,500 for three months for the consulting services. In his capacity as a consultant for BKSH, Mr. Templeton was involved in providing such consulting services to Disaboom, and in that capacity received half of the fees Disaboom paid to BKSH, for an aggregate of approximately $11,250.

        The Company currently maintains a bank account through Petso Financial Advisors, Inc./Cambridge Investment Research Advisors, Inc. Through this account the Company invests a portion of its cash in short term liquid investments. Mr. Petso, who currently serves on our Board of Directors and as the Chairman of our Audit Committee, is the president of Petso Financial Advisors. Mr. Petso has not received any commissions or other remuneration as a result of our maintenance of the account at Petso Financial Advisors.

         On February 29, 2008 Kevin Hall was appointed to our Board of Directors. Further, on March 1, 2008 Mr. Hall began providing the Company consulting services related to the continuing development of our website and technical operations. In consideration we orally agreed to pay Mr. Hall $10,000 per month through May 31, 2008, and thereafter agreed to pay Mr. Hall $3,750 per calendar quarter while he is serving as a Company consultant. As of July 31, 2008, we ceased to pay Mr. Hall for consulting services.

Director Independence

         Our Board of Directors currently consists of Messrs. Roth, Walpuck, House, Petso, Lazzaro, Overgaard, Templeton and Chandler. The Company defines “independent” as that term is defined in Rule 4200(a) (15) of the Nasdaq listing standards. Messrs. Petso, Templeton, Lazzaro, Overgaard, and Chandler qualify as independent and none has any material relationship with the Company that might interfere with his exercise of independent judgment. The following directors currently serve on the following committees of the Board of Directors:

•	Audit Committee:	Scott Chandler, David Petso, and Jerry Overgaard
•	Compensation Committee:	Patrick Templeton, Jerry Overgaard, and Scott Chandler
•	Nominating Committee:	Vic Lazzaro, David Petso, Scott Chandler, Jerry Overgaard, and J.W. Roth

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITY

        Our Articles of Incorporation provide that the Company shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Company or, while serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Company also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE
Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance sheets as of December 31, 2007 and 2006	F-3

Statements of operations for the year ended
December 31, 2007, the period from September 5, 2006
(inception) through December 31, 2006, and the period
from September 5, 2006 (inception) through December 31, 2007	F-4

Statements of shareholders' equity for the period from
September 5, 2006 (inception) through December 31, 2007	F-5

Statements of cash flows for the year ended December 31, 2007, the period from September 5, 2006 (inception) through
December 31, 2006, and the period from September 5, 2006
(inception) through December 31, 2007	F-6

Notes to financial statements	F-7 - F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Disaboom, Inc.
Denver, Colorado

We have audited the accompanying balance sheets of Disaboom, Inc. (a development stage company) as of December 31, 2007 and 2006, and the related statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2007, the period from September 5, 2006 (inception) through December 31, 2006 and the period from September 5, 2006 (inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Disaboom, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and the periods from September 5, 2006 (inception) through December 31, 2006 and September 5, 2006 (inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ GHP HORWATH, P.C.
GHP HORWATH, P.C.

Denver, Colorado
March 20, 2008

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$4,432,751	$—
Short-term investments	2,212,442	—
Accounts receivable	77,713	—
Receivable from issuance of common stock	—	2,125
Prepaid expenses	104,319	—

Total current assets	6,827,225	2,125
Property and equipment, net	30,133	—
Deposits	7,667	—

Total assets	$6,865,025	$2,125

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$219,064	$916
Accrued expenses	185,988	—
Advances, related party	—	16,071
Other current liabilities	14,559

Total liabilities (all current)	419,611	16,987

Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.0001 par value; authorized
10,000,000 shares; none issued and outstanding	—	—
Common stock, $0.0001 par value; authorized 65,000,000
shares; 41,926,080 and 21,250,000 issued and outstanding, respectively	4,193	2,125
Additional paid-in capital	14,407,558	—
Deficit accumulated during the development stage	(7,966,337)	(16,987)

Total shareholders' equity	6,445,414	(14,862)

Total liabilities and shareholders' equity	$6,865,025	$2,125

The accompanying notes are an integral part of these financial statements.

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year ended December 31, 2007	September 5, 2006 (inception) through December 31, 2006	September 5, 2006 (inception) through December 31, 2007
Revenue	$83,682	$—	$83,682
Expenses:
Sales and marketing	(2,851,819)	—	(2,851,819)
General, administrative and other	(5,217,492)	(16,987)	(5,234,479)

Loss from operations	(7,985,629)	(16,987)	(8,002,616)
Other income (expense):
Interest income	86,969	—	86,969
Loss on short-term investments	(50,690)	—	(50,690)

Net loss	$(7,949,350)	$(16,987)	$(7,966,337)

Net loss per share, basic and diluted	$(0.28)	*

Weighted average number of common shares
outstanding, basic and diluted	28,697,880	21,250,000

* Less than $ (0.01)

The accompanying notes are an integral part of these financial statements.

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common stock		Additional Paid-In	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Initial issuance of common stock, November 2006	21,250,000	$2,125			$2,125

Net loss				$(16,987)	(16,987)

Balances at December 31, 2006	21,250,000	2,125	—	(16,987)	(14,862)

Issuance of common stock in private placement
at $0.50 per share, March 2007	5,796,000	580	2,897,420		2,898,000

Issuance of common stock to an employee in
exchange for cash at $0.50 per share, April 2007	500,000	50	249,950		250,000

Issuance of common stock and warrants in private
placements at $0.75 per share (net of offering costs of
$971,867), September, October and December 2007	14,243,998	1,424	9,722,209		9,723,633

Issuance of common stock for acqusition of website	55,000	6	74,244		74,250

Issuance of common stock for services	58,194	6	89,734		89,740

Issuance of common stock for payable	12,888	1	18,749		18,750

Issuance of common stock upon exercise of option	10,000	1	4,999		5,000

Warrants issued for consulting services			290,131		290,131

Compensation expense under stock option plan			1,060,122		1,060,122

Net loss				(7,949,350)	(7,949,350)

Balances at December 31, 2007	41,926,080	$4,193	$14,407,558	$(7,966,337)	$6,445,414

The accompanying notes are an integral part of these financial statements.

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Year ended December 31, 2007	September 5, 2006 (inception) through December 31, 2006	September 5, 2006 (inception) through December 31, 2007
Cash flows from operating activities:
Net loss	$(7,949,350)	$(16,987)	$(7,966,337)
Adjustments to reconcile net loss to cash
used in operating activities:
Stock-based compensation expense	1,350,253	—	1,350,253
Common stock issued for services	89,740	—	89,740
Unrealized loss on short-term investments	50,690	—	50,690
Common stock issued for website	74,250	—	74,250
Depreciation expense	4,557	—	4,557
Changes in operating assets and liabilities:
Short-term investments	(2,263,132)	—	(2,263,132)
Accounts receivable	(77,713)	—	(77,713)
Prepaid expenses and deposits	(111,986)	—	(111,986)
Accounts payable	236,898	916	237,814
Accrued expenses	185,988	—	185,988
Advances, related party	33,929	16,071	50,000
Other current liabilities	14,559	—	14,559

Net cash used in operating activities	(8,361,317)	—	(8,361,317)

Cash Flows from investing activities:
Purchase of property and equipment	(34,690)	—	(34,690)

Net cash used in investing activities	(34,690)	—	(34,690)

Cash flows from financing activities:
Proceeds from issuance of common stock	12,821,633	—	12,823,758
Proceeds from exercise of options	5,000	—	5,000
Proceeds applied to receivable from issuance of common stock	2,125	—	—

Net cash provided by financing activities	12,828,758	—	12,828,758

Increase in cash and cash equivalents and ending cash	$4,432,751	$—	$4,432,751

Supplemental disclosure of non-cash investing and financing
activities:
Conversion of related party advances to common stock	$50,000	$—	$50,000
Payment of accounts payable with common stock	18,750	—	18,750

The accompanying notes are an integral part of these financial statements.

DISABOOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1.	Organization and basis of presentation:

Disaboom, Inc. (the “Company”) was incorporated in the State of Colorado on September 5, 2006 with the primary purpose of developing the first interactive online community dedicated to constantly improving the way Americans with disabilities or functional limitations live their lives. It serves as a comprehensive online resource not only for people living with such conditions, but their immediate families and friends, caregivers, recreation and rehabilitation providers, and employers. The Company incorporated in September 2006, and through the period ended December 31, 2007, the Company’s primary activities continued to be organizational in nature. The Company’s activities have consisted primarily of the planning, development and integration of our main website, the planning and initial implementation of our marketing and business development initiatives, the start up of its sales operations, and the initial development of its management team and staff. The Company released a beta version of the website on August 15, 2007, released a limited availability version on September 1, 2007, and released the general availability version of the website on October 1, 2007. The Company’s headquarters are located in the metropolitan area of Denver, Colorado.

2.	Summary of significant accounting policies:

Development stage company:

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 for its characterization of the Company as development stage. Furthermore, the Company has adopted Statement of Position (“SOP”) 98-5, “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, to be expensed as incurred.

Revenue recognition:

During the year ended December 31, 2007, the Company began receiving limited amounts of revenue from its website through the sale of advertising and sponsorship products. Advertising and sponsorship revenue comprised 99% of the Company’s total revenue received. Advertising and sponsorship revenue is recognized ratably over the period in which it is delivered and earned. At December 31, 2007, other current liabilities include approximately $6,000 of deferred revenue that represents amounts received under advertising contracts for which the advertisements have not yet been presented.

Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less at date of purchase to be cash equivalents.

Short-term investments:

Short-term investments consist of a certificate of deposit with an original maturity of six months and mutual funds. The Company accounts for short-term marketable securities in accordance with the Financial Accounting Standards Board (“FASB”), Statement of Financial Accounting Standard (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”.

Marketable securities are classified as trading securities, as the Company expects to use these funds for operating purposes within the next year. Trading securities are reported at fair value and unrealized gains and losses are included in earnings.

Use of estimates in financial statement preparation:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Accounts receivable:

Accounts receivable are recorded at their face amount less an allowance for doubtful accounts. The allowance for doubtful accounts reflects management’s best estimate of probable losses in the accounts receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The allowance for doubtful accounts was zero at December 31, 2007 and 2006. The Company generally does not require collateral from its customers. At December 31, 2007, three customers accounted for 25%, 24% and 14% of accounts receivable, and two customers accounted for 28% and 24% of total revenues.

Website development costs:

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) 00-2, “Accounting for Web Site Development Costs,” which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of web sites. Under EITF 00-2, costs related to certain web site development activities are expensed as incurred (such as planning and operating stage activities). Costs relating to certain website application and infrastructure development are generally capitalized, and are amortized over their estimated useful life. In January 2007, the Company entered into an agreement to begin its website development. For the year ended December 31, 2007 and the period from September 5, 2006 (inception) to December 31, 2006, website development costs of approximately $475,000 and $10,000, respectively, were expensed.

Property and equipment:

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the accounts are relieved of cost and accumulated depreciation and the related gain or loss is reflected in earnings. The useful lives are generally as follows:

Furniture and fixtures	3 - 5 years
Computer software, hardware and office equipment	3 - 5 years

Stock-based compensation:

The Company accounts for stock options and similar equity instruments in accordance with SFAS No. 123(R), “Share-Based Payment”. SFAS 123(R) requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123(R) also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period).

The Board of Directors has adopted the 2006 Stock Option Plan (the “2006 Plan”). The 2006 Plan authorizes the Board of Directors to grant stock bonuses or stock options to purchase shares of the Company’s common stock to employees, officers, directors and consultants. Options granted under the 2006 Plan may be either incentive stock options or non-qualified stock options. The aggregate number of shares of common stock as to which options and bonuses may be granted under the 2006 Plan cannot exceed 7,000,000. The number of shares reserved under the 2006 Plan was increased to 7,000,000 on October 1, 2007.

During the year ended December 31, 2007, the Company granted 6,478,500 stock options to employees and consultants at a weighted average exercise price of $.87 per share. The options are subject to various vesting schedules and are exercisable through 2014. The fair value of stock options at the dates of grant was $2,928,769. The Company used the following assumptions to determine the fair value of stock option grants during the twelve months ended December 31, 2007:

Expected term	2.5 - 6 years
Volatility	47% - 91%
Risk-free interest rate	3.50 - 5.07%
Dividend yield	0%

The expected term of stock options represents the period of time that the stock options granted are expected to be outstanding and was calculated using the simplified method per the guidance of SAB 107 “Share Based Payment” (“SAB 107”) for “plain vanilla” options. The expected volatility is based on the historical price volatility of the common stock of similar companies in the development stage. The risk-free interest rate represents the U.S. Treasury bill rate for the expected term of the related stock options. The dividend yield represents the anticipated cash dividend over the expected term of the stock options.

Summary of stock option activity for the year ended December 31, 2007 is presented below:

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2007	—
Granted	6,478,500	$0.87
Exercised	(10,000)	$0.50
Forfeited	(310,000)	$1.33

Outstanding at December 31, 2007	6,158,500	$0.85	4.89	$3,784,325

Vested at December 31, 2007	1,442,500	$0.55	1.52	$1,307,625

During the year ended December 31, 2007, compensation expense of $1,060,122 was recorded relative to the 2006 Plan. Total intrinsic value of the options exercised during the year ended December 31, 2007 was $8,700.

A summary of the status of the Company’s non-vested shares as of and for the year ended December 31, 2007, is presented below.

	Nonvested Shares Under Option	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2007	—
Granted	6,478,500	$0.52
Vested	(1,442,500)	$0.29
Forfeited	(310,000)	$0.88

Nonvested at December 31, 2007	4,726,000	$0.57

As of December 31, 2007, the Company had $1,868,647 of unrecognized compensation cost related to stock options that will be recognized over a weighted average period of approximately 4 years.

Loss per share:

The Company computes net earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share”, which establishes standards for computing and presenting net earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding and the number of dilutive potential common share equivalents during the period. Stock options and warrants are not considered in the calculation, as the impact of potential common shares (18,377,521 at December 31, 2007) would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share.

Income taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (SFAS 109). Under the provisions of SFAS 109, a deferred tax liability or asset (net of a valuation allowance) is provided in the financial statements by applying the provisions of applicable laws to measure the deferred tax consequences of temporary differences that will result in net taxable or deductible amounts in future years as a result of events recognized in the financial statements in the current or preceding years.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainties in Income Taxes, an interpretation of SFAS No. 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under FIN 48, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

FIN 48 became effective for the Company on January 1, 2007. The cumulative effect of adopting FIN 48 on January 1, 2007 has been recorded net in deferred tax assets, which resulted in no FIN 48 liability on the balance sheet. The total amount of unrecognized tax benefits as of the date of adoption was zero. There are open statutes of limitations for taxing authorities in federal and state jurisdictions to audit the Company’s tax returns from 2006 through the current period. The Company’s policy is to account for income tax related interest and penalties in income tax expense in the statement of operations. There have been no income tax related interest or penalties assessed or recorded. Because the Company has provided a full valuation allowance on all of its deferred tax assets, the adoption of FIN 48 had no impact on the Company’s effective tax rate.

Fair value of financial instruments:

The carrying amounts of financial instruments such as cash, marketable securities, accounts receivable and accounts payable, approximate their fair value due to the short term nature of the instruments.

Advertising expense:

The Company expenses advertising expenses as incurred. Advertising expenses for the year ended December 31, 2007 were approximately $902,000. Advertising expenses for the period from September 5, 2006 (inception) through December 31, 2006 were not significant. Advertising expenses are included in sales and marketing expenses in the statement of operations.

Recent pronouncements:

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157 (the FSP). The FSP amends SFAS No. 157 to delay the effective date of Statement 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (that is, at least annually). For items within its scope, the FSP defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the potential impact of the adoption of SFAS No. 157 on our financial position, results of operations, and cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities- including an Amendment of FASB Statement No. 115 (“SFAS 159”), which allows an entity to choose to measure certain financial instruments and liabilities at fair value. Subsequent measurements for the financial instruments and liabilities an entity elects to fair value will be recognized in earnings. SFAS 159 also establishes additional disclosure requirements. SFAS 159 is effective for us beginning January 1, 2008. The Company is currently evaluating the potential impact of the adoption of SFAS 159 on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for us beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of SFAS 141R on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective for us beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of SFAS 160 on our financial position, results of operations or cash flows.

3.	Shareholders’ equity:

In November 2006, the Company issued 21,250,000 shares of its common shares at par value (or $0.0001 per share) in exchange for a receivable. Proceeds of $2,125 were received in February 2007.

In March 2007, the Company completed a private placement of 5,796,000 shares of common stock for gross proceeds of $2,898,000. The shares were issue at a price of $0.50 per share. As part of the offering, $50,000 of advances due to the Chairman were converted to 100,000 shares of common stock. In April 2007, the Company issued 500,000 shares to an employee at $.50 per share, for total gross proceeds of $250,000. There were no offering costs in relation to this private placement.

In September 2007, the Company closed a private placement of 7,128,000 shares of common stock and 5,346,000 warrants to purchase 5,346,000 common shares for gross proceeds of $5,346,000. The shares were issued at a price of $0.75 per share. For each $0.75 invested, the purchaser received one common share plus warrants to acquire three-fourths of share. Offering costs in relation to this private placement totaled approximately $539,000.

In October 2007, the Company had a closing of $349,500 under a private placement of unregistered securities. For each $0.75 invested, each purchaser received one common share plus warrants to acquire three-fourths of a share. A total of 449,333 common shares and 337,000 warrants to purchase the same number of common shares were issued in this closing. Offering costs in relation to this private placement totaled approximately $28,700.

In connection with the September 2007 and October 2007 private placements, the Company also granted 554,800 warrants, exercisable at a price of $2.25 per share, to placement agents as partial commissions for the offering. The warrants expire three years from their date of issuance.

In December 2007, the Company closed a $5,000,000 private placement under the same terms as those of the private placement closed in September and October 2007. In December 2007 the company issued a total of 6,666,665 common shares and 5,000,000 warrants to purchase the same number of common shares were issued at closing. The shares of common stock are not registered under the Securities Act of 1933, as amended. Offering costs in relation to this private placement totaled $405,000. The Company also granted an aggregate of 455,396 warrants to placement agents as partial commissions for the offering containing the same terms and conditions as those offered to investors.

Warrants related to the September 2007, October 2007 and December 2007 private placements consisted of two series, Redeemable and Non-Redeemable. For every four shares of Common Stock purchased, each purchaser received Redeemable warrants to purchase two shares of Common Stock and Non-Redeemable warrants to purchase one share of Common Stock, exercisable at a price of $1.00 per share. Upon notification from the Company the Redeemable warrants may be called or redeemed by the Company at a price of $1.00 per warrant share if the following conditions are met: (1) the shares underlying the warrants have been registered for at least 30 consecutive days, (2) the price of the Company’s stock has been at $1.25 for 20 consecutive trading days, and (3) the average trading volume of the Company’s stock has been at least 25,000 shares for 20 consecutive trading days. Non-redeemable warrants cannot be redeemed by the Company but will expire three years after issuance.

Total gross proceeds received by the Company since its inception from the issuance of common stock are $13,845,625.

Common stock outstanding also includes: 18,000 shares issued under a committed agreement (Note 4), 24,194 restricted common shares issued under an October 2007 Business Development Agreement with a third party, 9,440 unrestricted common shares issued in exchange for a $13,750 payable, 3,448 unrestricted common shares issued in exchange for a $5,000 payable, and 1,000 restricted common shares were issued to a third party in exchange for services.

4.	Significant agreements and subsequent events:

Effective May 1, 2007, the Company entered into a consulting agreement with the Memphis Consulting Group (“MCG”), whereby MCG provides investor relations services to the Company. Effective July 6, 2007, the Company entered into a new consulting agreement with MCG, whereby MCG provides investor relations services to the Company. The consulting agreement that the Company previously entered into with MCG was scheduled to expire on August 1, 2007. The July 6, 2007 agreement is for a twelve month term and may be extended by the parties. Pursuant to the agreement the Company is to pay MCG $12,000 per month. Additionally, the Company issued MCG a warrant to purchase 400,000 shares of our common stock at $1.45 per share for a term of five years. The shares underlying the warrant vest in 100,000 share installments on September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, contingent upon MCG continuing to provide us with consulting services under the agreement. The warrant issued pursuant to the July 6 agreement was in addition to the warrant to purchase 50,000 shares of our common stock issued to MCG under the terms of our previous agreement. The warrant was valued at $411,200 on the date of the grant, of which $205,600 was expensed as of December 31, 2007. Effective November 1, 2007, upon the mutual consent of the Company and MCG, the Company is to pay MCG $6,000 per month for the remainder of the term of the July 6, 2007 agreement.

On July 5, 2007 the Company entered into a services agreement with Cowboy International, Inc (“Cowboy”), which was subsequently amended on August 3, 2007 and September 28, 2007. The August 3, 2007 amended agreement replaced the initial agreement with Cowboy and modified the compensation the Company was to pay Cowboy for the services being provided. In exchange for the services under the first amended agreement, the Company agreed to pay Cowboy $133,071 per month on a monthly retainer basis through June 30, 2008. On September 28, 2007, the Company entered into a second amended agreement through the period ending June 30, 2008. Cowboy was helping the Company create a comprehensive and integrated marketing, advertising, and branding campaign for its website. The second amended agreement replaced the initial amended agreement with Cowboy and the compensation the Company was to pay Cowboy for the services it was being provided. According to the second amended agreement, in exchange for Cowboy’s marketing, advertising and branding services, the Company agreed to pay Cowboy a base payment of $86,938 per month on a monthly retainer basis, however in certain months the Company paid Cowboy addition amounts for certain services it requested to be provided. On January 31, 2008, the Company terminated its agreement with Cowboy.

On October 9, 2007, we acquired the rights to the Internet domain and web site of Lovebyrd.com in exchange for $25,000 cash and 55,000 shares of common stock valued at $74,250. Lovebyrd.com is an online dating and social networking service for individuals living with conditions that make it difficult to meet and connect with other people.

On October 19, 2007, we entered into a Business Development Agreement with a third party. The agreement is for an eighteen month term, but may be terminated by either party. Pursuant to the agreement, the third party will serve as a non-exclusive business developer for Disaboom and help us generate advertising, sponsorships, revenue sharing, and other sales and business development opportunities. As part of the consideration for entering into the agreement we are obligated to issue restricted stock in four installments, so long as the agreement is still in effect on each installment date.

In December 2007, the Company granted warrants to purchase 76,325 shares of our common stock to consultants. The warrants were valued at $84,531 on the date of grant, are exercisable at $1.00 per share and expire in December 2010.

During 2007, the Company entered into various employment agreements with management. In connection with these agreements, the Company granted 2,600,000 options to these executives at various exercise prices and under vesting schedules. Some of these agreements provide that if the agreement is terminated without cause, these individuals will be entitled to a severance payment equal to their annual salary.

In January 2008, the Company granted performance warrants to purchase 225,000 shares of common stock to consultants. The warrants have an exercise price of $1.30 and expire on January 3, 2013

On January 17, 2008, a former employee of the Company was issued 10,000 shares of the Company’s Common Stock in connection with the exercise and purchase of that employee’s vested stock options. On February 18, 2008, the Company issued 15,000 unrestricted common shares to a third party in exchange for services.

Between January 2, 2008 and March 3, 2008 we granted employees and a new member of our Board of Directors an aggregate of 819,000 options to purchase our common stock all subject to vesting schedules. The options were granted in consideration for services.

On February 29, 2008 the Company filed a complaint against Cowboy International, Inc. (“Cowboy”) in the Colorado District Court, for the District of Arapahoe County. The complaint alleges that Cowboy: 1) breached the services agreement entered into between the Company and Cowboy; 2) breached its obligations to hold certain Company information confidential; and 3) failed to comply with its contractual obligations regarding Company intellectual property. The complaint seeks both monetary relief and a declaratory judgment.

On February 29, 2008 Kevin Hall was appointed to our Board of Directors. Further, on March 1, 2008 Mr. Hall began providing the Company consulting services related to the continuing development of our website and technical operations. In consideration we have agreed to pay Mr. Hall $10,000 per month for an initial 60 day period ending April 30, 2008, and thereafter have agreed to pay Mr. Hall $3,750 per calendar quarter until either we or Mr. Hall terminate the consulting arrangement. We expect to enter into a written consulting agreement with Mr. Hall containing the described terms.

On March 10, 2008 we issued 10,000 shares to an investor upon the exercise of warrants granted in October 2007. We received $10,000 upon the exercise of the warrants. The proceeds will be used for working capital and general corporate purposes. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the 1933 Act and Rule 506 of Regulation D. No commissions or other remuneration was paid in connection with this issuance.

On March 12, 2008, Disaboom Inc. (the “Company”) closed on $1,552,000 in gross proceeds under a private placement. In the closing the Company issued a total of 1,552,000 shares of common stock at a price of $1.00 per share. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and the offering was made to accredited investors only. No commissions or other remuneration were paid in connection with this issuance.

On March 13, 2008, J. Glen House, a co-founder, director and officer of the Company voluntarily surrendered 3,750,000 shares of common stock back to the Company for no consideration, reducing his total share ownership to 7,500,000 shares. Dr. House surrendered the shares to make additional capital stock available for other corporate purposes.

5.	Income taxes:

No income tax benefit from continuing operations was recorded for any of the periods presented as management was unable to conclude that it was more likely than not that the income tax benefit would be realized.

The reconciliation between income taxes computed at the statutory federal tax rate of 34% and the effective tax rate for the year ended December 31, 2007, and the period from September 5, 2006 (inception) through December 31, 2006 is as follows:

	2007		2006
Federal tax benefit at statutory rate	34.00%		34.00%
State taxes, net of federal benefit	2.55%		3.06%
Permanent items	(5.66%	)	0.00%
Change in valuation allowance and other	(30.89%	)	(37.06%	)

Effective income tax rate	0.00%		0.00%

The tax effects of temporary differences that would give rise to substantially all deferred tax assets subject to the valuation allowance at December 31, 2007 and 2006 are as follows:

	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$1,454,885	$2,500
Intangible assets	767,166	—
Stock-based compensation	149,953	—
Property and equipment	60,721	—
Other	29,145	—

Gross deferred tax assets	2,461,870	2,500

Less: Valuation allowance	(2,461,870)	(2,500)

Net deferred tax assets	$—	$—

The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss and tax credit carryforwards if there has been a change of ownership as described in Section 382 of the Internal Revenue Code. Such an analysis has not been performed by the Company to determined the impact of these provisions on the Company’s net operating losses, though managment believes the impact would be minimal, if any. A limitation under these provisions would reduce the amount of losses available to offset future taxable income of the Company.

At December 31, 2007, approximately $3.9 million of net operating loss carryforwards for federal income tax purposes were available to offset future taxable income through the year 2027.

6.	Commitments and contingencies:

Since June 2007 the Company leases its administrative offices under a noncancelable operating lease that expires on July 31, 2009. Rent expense for the year ended December 31, 2007 totaled approximately $62,000. The Company had no rent expense in 2006. Future minimum payments under this operating lease are approximately as follows:

Year ending December 31,
2008	$92,000
2009	54,000

$146,000

7.	Advances, related party:

There are no related party advances outstanding as of December 31, 2007. At December 31, 2006, the Company had related party advances made by the Chairman and Chief Executive Officer (the “Chairman”) or an entity controlled by him, to provide working capital to the Company or expenses paid by the Chairman on behalf of the Company. Total advances amounted to $63,000, of which $50,000 was converted to equity in connection with a private placement (Note 4), and the remaining $13,000 was subsequently repaid.

8.	Property and equipment:

At December 31, 2007, property and equipment consisted of the following. The Company had no property and equipment at December 31, 2006.

Computer software, hardware, and office equipment	$21,825
Furniture and fixtures	12,865

34,690
Less accumulated depreciation and amortization	(4,557)

$30,133

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)
FOR THE PERIOD ENDED JUNE 30, 2008

CONTENTS

PAGE

Financial Statements (unaudited)

Balance Sheets as of June 30, 2008 (unaudited) and December 31, 2007	F-17

Statements of Operations for the three-month and six-month periods ended June 30, 2008 and June 30, 2007, and for the period from September 5, 2006 (inception)
through June 30, 2008 (unaudited)	F-18

Statements of Cash Flows for the six-month periods ended June 30, 2008 and June 30, 2007, and for the period from September 5, 2006 (inception)
through June 30, 2008 (unaudited)	F-19

Notes to financial statements	F-20 - F-26

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	June 30, 2008	December 31, 2007

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,640,599	$4,432,751
Short-term investments	1,409,654	2,212,442
Accounts receivable	82,231	77,713
Prepaid expenses	459,933	104,319

Total current assets	5,592,417	6,827,225
Property and equipment, net	44,171	30,133
Deposits	7,667	7,667

Total assets	$5,644,255	$6,865,025

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$267,949	$219,064
Accrued expenses	158,296	185,988
Other current liabilities	42,232	14,559

Total liabilities (all current)	468,477	419,611

Commitments and contingencies

Shareholders’ equity (Note 3):
Preferred stock, $0.0001 par value; authorized 10,000,000 shares; none issued and outstanding Common stock, $0.0001 par value; authorized 65,000,000 shares; 43,319,058 and 41,926,080 issued and outstanding, respectively	4,332	4,193
Additional paid-in capital	20,103,684	14,407,558
Deficit accumulated during the development stage	(14,932,238)	(7,966,337)

Total shareholders’ equity	5,175,778	6,445,414

Total liabilities and shareholders’ equity	$5,644,255	$6,865,025

The accompanying notes are an integral part of these financial statements.

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007	September 5, 2006 (inception) through June 30, 2008

Revenue	$141,355		$191,215		$274,897
Expenses:
Sales and marketing	(1,600,054)	$(81,930)	(3,729,766)	$(235,305)	(6,581,585)
General, administrative and other	(1,928,921)	(751,863)	(3,416,142)	(936,205)	(8,650,621)

Loss from operations	(3,387,620)	(833,793)	(6,954,693)	(1,171,510)	(14,957,309)
Other income (expense):
Interest income	18,985	21,748	71,340	31,398	158,309
Income (loss) on short-term investments	50,816	-	(82,548)		(133,238)

Net loss	$(3,317,819)	(812,045)	$(6,965,901)	$(1,140,112)	$(14,932,238)

Net loss per share, basic and diluted (Note 2)	$(0.08)	$(0.03)	$(0.16)	$(0.05)

Weighted average number of common shares outstanding, basic and diluted (Note 2)	43,173,903	27,536,989	42,342,288	25,115,348

The accompanying notes are an integral part of these financial statements.

DISABOOM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30, 2008	Six months ended June 30, 2007	September 5, 2006 (inception) through June 30, 2008

Cash flows from operating activities:
Net loss	$(6,965,901)	$(1,140,112)	$(14,932,238)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation expense	579,817	145,515	1,930,070
Common stock issued for services	42,500		132,240
Unrealized loss (gain) on short-term investments	82,548		133,238
Common stock issued for website			74,250
Depreciation expense	7,701		12,259
Changes in operating assets and liabilities:
Short-term investments	720,240		(1,542,892)
Accounts receivable	(4,517)		(82,231)
Prepaid expenses and deposits	(355,614)	(180,801)	(467,600)
Accounts payable	48,885	188,918	286,699
Accounts payable, related party		41,853
Accrued expenses	(27,692)		158,296
Advances, related party	-	33,929	50,000
Other current liabilities	27,673	-	42,232

Net cash used in operating activities	(5,844,360)	(910,698)	(14,205,677)

Cash flows from investing activities:
Purchase of property and equipment	(21,739)	(35,039)	(56,429)

Net cash used in investing activities	(21,739)	(35,039)	(56,429)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,342,000	3,098,000	15,165,758
Proceeds from redemption of warrants, net	2,720,947		2,720,947
Proceeds from exercise of options	11,000		16,000
Proceeds applied to receivable from issuance of common stock		2,125	-

Net cash provided by financing activities	5,073,947	3,100,125	17,902,705

Increase in cash and cash equivalents	(792,152)	2,154,388	3,640,599
Cash and cash equivalents at beginning of period	4,432,751	-	-

Cash and cash equivalents at end of period	$3,640,599	$2,154,388	$3,640,599

Supplemental disclosure of non-cash investing and financing activities:
Conversion of related party advances to common stock	$-	$50,000	$50,000
Payment of accounts payable with common stock	-	-	18,750

The accompanying notes are an integral part of these financial statements.

DISABOOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Six months ended June 30, 2008
(Unaudited)

1.	Organization and basis of presentation:

Disaboom, Inc. (the “Company”) was incorporated in the State of Colorado on September 5, 2006 with the primary purpose of developing the first interactive online community dedicated to constantly improving the way Americans with disabilities or functional limitations live their lives. It serves as a comprehensive online resource not only for people living with such conditions, but their immediate families and friends, caregivers, recreation and rehabilitation providers, and employers. The activities of the Company in 2007 were primarily organizational in nature, including planning and developing version 1.0 of our main website (www.disaboom.com) and social networking platform, researching and beginning to implement our marketing and business development initiatives, planning and beginning to establish our sales operations, and continuing to build our management team and staff. During the quarter ended December 31, 2007 and through the six months ended June 30, 2008, our focus began to switch from organizational matters and the initial launch of our main website, to operational matters related to (a) expanding the resources, services and capabilities of our main website and social networking platform, (b) launching additional resources and services through related microsites and the Company’s marketplace, (c) integrating our main website and related microsites into the Disaboom Network, (d) driving Internet traffic and registered users into our community, and (e) beginning to generate traditional cost per mille (“CPM”) related advertising and sponsorship revenues, as well as directory services revenues.

The balance sheet as of June 30, 2008, and the statements of operations and cash flows for the three and six month periods ended June 30, 2008 and 2007 and the period from September 5, 2006 (inception) through June 30, 2008, respectively, have been prepared by the Company and have not been audited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows at June 30, 2008 and for all periods presented have been appropriately made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s 2007 Annual Report on Form 10-K. The results of operations for interim periods presented are not necessarily indicative of the operating results for the full year.

The December 31, 2007 balance sheet was derived from the Company’s December 31, 2007 audited financial statements.

2.	Summary of significant accounting policies:

Development stage company:

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 for its characterization of the Company as development stage. Furthermore, the Company has adopted Statement of Position (“SOP”) 98-5, “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, to be expensed as incurred.

5

Revenue recognition:

During the six months ended June 30, 2008, the Company received limited amounts of revenue through the sale of advertising and sponsorship products from its version 2.0 main website Disaboom.com, and related microsites DisaboomJobs.com and Lovebyrd.com. Advertising and sponsorship revenue comprised 98% of the Company’s total revenue received. Advertising and sponsorship revenue is recognized ratably over the period in which it is delivered and earned through the development and release of sponsor landing pages, microsites and channels on the Company’s websites, and/or the delivery of advertising impressions by recognized and independent third party vendors. The Company has agreements ranging in term from one month test agreements to twelve month advertising and sponsorship agreements.

Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less at date of purchase to be cash equivalents.

Short-term investments:

Short-term investments consist of a certificate of deposit with an original maturity of six months and mutual funds. The Company accounts for short-term marketable securities in accordance with the Financial Accounting Standards Board (“FASB”), Statement of Financial Accounting Standard (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities.

Marketable securities are classified as trading securities, as the Company expects to use these funds for operating purposes within the next year. Trading securities are reported at fair value and unrealized gains and losses are included in earnings.

Use of estimates in financial statement preparation:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Accounts receivable:

Accounts receivable are recorded at their face amount less an allowance for doubtful accounts. The allowance for doubtful accounts reflects management’s best estimate of probable losses in the accounts receivable balance. Management determines the allowance based on doubtful accounts, historical experience, and other currently available evidence. The allowance for doubtful accounts was zero at June 30, 2008 and December 31, 2007. The Company generally does not require collateral from its customers. At June 30, 2008, two customers accounted for 23% and 17% of accounts receivable.

Website development costs:

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) 00-2, “Accounting for Web Site Development Costs,” which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of web sites. Under EITF 00-2, costs related to certain web site development activities are expensed as incurred (such as planning and operating stage activities). Costs relating to certain website application and infrastructure development are generally capitalized, and are amortized over their estimated useful life. Through June 30, 2008, the Company has expensed all significant website development costs as these costs primarily related to planning and operational activities. For the three and six months ended June 30, 2008 and 2007, and the period from September 5, 2006 (inception) to June 30, 2008, website development costs of approximately $73,000, $84,000, $112,000, $248,000, and $569,000 respectively, were expensed.

Stock-based compensation:

The Company accounts for stock options and similar equity instruments in accordance with SFAS No. 123(R), Share-Based Payment. SFAS 123(R) requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123(R) also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period).

The Board of Directors has adopted the 2006 Stock Option Plan (the “2006 Plan”). The 2006 Plan authorizes the Board of Directors to grant stock bonuses or stock options to purchase shares of the Company’s common stock to employees, officers, directors and consultants. Options granted under the 2006 Plan may be either incentive stock options or non-qualified stock options. The aggregate number of shares of common stock as to which options and bonuses may be granted under the 2006 Plan cannot exceed 7,000,000.

During the six months ended June 30, 2008, the Company granted 2,501,500 stock options to employees at a weighted average exercise price of $1.25 per share. The options are subject to various vesting schedules and are exercisable through various dates the latest of which is in 2014. The weighted average fair value of stock options granted during the six month ended June 30, 2008 was estimated to be $.63 per option. The Company used the following assumptions to determine the fair value of stock option grants during the six months ended June 30, 2008 and 2007:

	2008	2007

Expected life (years)	2.25 - 4.00	2.25 - 6.00
Volatility	69 - 85%	47 - 68%
Risk-free interest rate	1.87 - 3.73%	4.51 - 5.07%
Dividend yield	0%	0%

The expected term of stock options represents the period of time that the stock options granted are expected to be outstanding and was calculated using the simplified method per the guidance of SAB 107 “Share Based Payment” (“SAB 107”) for “plain vanilla” options. The expected volatility is based on the historical price volatility of the common stock of similar companies in the development stage. The risk-free interest rate represents the U.S. Treasury bill rate for the expected term of the related stock options. The dividend yield represents the anticipated cash dividend over the expected term of the stock options.

Summary of stock option activity for the six months ended June 30, 2008 is presented below:

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at January 1, 2008	6,158,500	$0.85
Granted	2,501,500	$1.25
Exercised	(22,000)	$0.50
Expired	(25,000)	$0.50
Forfeited	(3,360,250)	$1.23

Outstanding at June 30, 2008	5,252,750	$0.80	4.94	$2,025,150

Vested at June 30, 2008	(2,163,250)	$0.59	3.83	$1,230,450

During the three and six month periods ended June 30, 2008, compensation expense of $40,145 was recorded and ($36,676) was reversed relative to the 2006 Plan, respectively. Compensation during the six months ended June 30, 2008 was reversed to account for the forfeiture of unvested options. Total intrinsic value of the options exercised during the three months ended June 30, 2008 was $13,200.

A summary of the status of the Company’s non-vested shares as of and for the six months ended June 30, 2008, is presented below.

	Nonvested Shares Under Option	Weighted Average Grant Date Fair Value

Outstanding January 1, 2008	4,726,000	$0.57
Granted	2,501,500	$0.63
Vested	(720,750)	$0.36
Forfeited	(3,360,250)	$0.72

Nonvested at June 30, 2008	3,146,500	$0.52

As of June 30, 2008, the Company had $895,478 of unrecognized compensation cost related to stock options that will be recognized over a weighted average period of approximately 3 years.

Loss per share:

The Company computes net earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share”, which establishes standards for computing and presenting net earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding and the number of dilutive potential common share equivalents during the period. Stock options and warrants are not considered in the calculation, as the impact of potential common shares (14,681,090 at June 30, 2008 and 4,473,500 at June 30, 2007) would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share.

Recent pronouncements:

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations, (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will also change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until December 31, 2008. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted and the effect is dependent upon acquisitions at that time.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). SFAS No. 161 amends and expands the disclosure requirements for FASB Statement No. 133, “Derivative Instruments and Hedging Activities” (“SFAS No. 133”). It requires enhanced disclosure about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for under SFAS No. 133 and its related interpretations, and (iii) how derivative instruments and related hedge items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company as of January 1, 2009. The Company is currently assessing the impact of SFAS 161 on its financial position and results of operations.

3.	Shareholders’ equity:

On March 12, 2008, the Company closed on $1,552,000 in gross proceeds under a private placement. In the closing, the Company issued a total of 1,552,000 shares of common stock at a price of $1.00 per share. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and the offering was made to accredited investors only. The Company paid $10,000 and issued warrants to purchase 10,000 shares of Company common stock as commissions for this offering. The warrants have an exercise price of $1.00 per share and expire on March 12, 2011.

On January 17, 2008, a former employee of the Company was issued 10,000 shares of the Company’s common stock in connection with the exercise and purchase of that employee’s vested stock options. Cash of $5,000 was received in December 2007. On February 18, 2008, the Company issued 15,000 unrestricted common shares to a third party in exchange for services. These services were received in 2007 and were expensed at that time.

On March 1, 2008 the Company exercised its call option on certain warrants issued in September and October 2007 requiring the warrant holders to either exercise the warrants or be redeemed at $0.01 per share during the month of March. In March and April 2008 we issued an aggregate of 2,623,501 shares to investors upon the exercise of warrants granted in September and October 2007. We received $2,623,501 upon the exercise of the warrants. The proceeds will be used for working capital and general corporate purposes. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the 1933 Act and Rule 506 of Regulation D. Although the Company paid commissions at the time of the issuance of the warrants, no commissions or other remuneration was paid in connection with the shares issued upon the exercise of the warrants. During this same period, 1,173,499 warrants that were called were not exercised. In accordance with the provisions of the warrant agreement, the Company paid $.01 per share or $11,735 to these warrant holders on April 4, 2008, and 1,173,499 shares previously reserved for issuance under these redeemed warrants are now available for other corporate purposes.

On March 13, 2008, J. Glen House, a co-founder, director and officer of the Company voluntarily surrendered 3,750,000 shares of common stock back to the Company for no consideration, reducing his total share ownership to 7,500,000 shares. Dr. House surrendered the shares to make additional capital stock available for other corporate purposes.

Effective April 1, 2008, the Company entered into a consulting agreement whereby the business consultant provides media and agency related services to the Company. The Company issued the business consultant a warrant to purchase 100,000 shares of our common stock at $1.26 per share for a term of five years. The warrant was valued at $87,000 on the date of grant, of which $29,000 was expensed at June 30, 2008. The shares underlying the warrant vest in 11,111 share installments each month during the vesting term, contingent upon the business consultant continuing to provide us with consulting services under the agreement.

On April 4, 2008, the Company closed on $800,000 in gross proceeds under a private placement. In the closing the Company issued a total of 800,000 shares of common stock at a price of $1.00 per share. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and the offering was made to accredited investors only. The Company paid $10,000 and issued 10,000 warrants in connection with this offering (being the same offering described above for which the Company had an initial close of March 12, 2008).

Effective April 8, 2008, the Company entered into a business consulting agreement. In consideration for entering into the agreement the Company issued the consultant a warrant to purchase 1,000,000 shares of our common stock at $1.15 per share for a term of one year. The warrant was valued at $377,000 on the date of grant and was expensed at June 30, 2008.

In April 2008, the Company issued 36,296 unrestricted common shares to third parties in exchange for services.

Effective May 15, 2008, the Company entered into a business consulting agreement and issued the consultant a warrant to purchase 25,000 shares of common stock. The warrant has an exercise price of $1.40, expires on May 15, 2013, and 20,000 shares underlying the warrant only vest upon the occurrence of certain events. Compensation expense of $4,895 was recorded at June 30, 2008.

On May 27, 2008, we issued an aggregate of 29,727 shares to an investor upon the exercise of warrants granted in December. We received $29,727 upon the exercise of the warrants. The proceeds will be used for working capital and general corporate purposes. The shares were issued to an accredited investor, and thus in reliance on the exemption from registration contained in Section 4(2) of the 1933 Act and Rule 506 of Regulation D. No commissions or other remuneration was paid upon the exercise of the warrant.

On June 6, 2008, we issued an aggregate of 79,454 shares to an investor upon the exercise of warrants granted in December. We received $79,454 upon the exercise of the warrants. The proceeds will be used for working capital and general corporate purposes. The shares were issued to an accredited investor, and thus in reliance on the exemption from registration contained in Section 4(2) of the 1933 Act and Rule 506 of Regulation D. No commissions or other remuneration was paid upon the exercise of the warrant.

On June 20, 2008, a former employee of the Company was issued 22,000 shares of the Company’s common stock in connection with the exercise and purchase of that employee’s vested stock options. Cash of $11,000 was received on June 9, 2008. These shares were issued under a registration statement on Form S-8.

4.	Significant agreements and subsequent events:

Effective May 1, 2007, the Company entered into a consulting agreement with the Memphis Consulting Group (“MCG”), whereby MCG provides investor relations services to the Company. Effective July 6, 2007, the Company entered into a new consulting agreement with MCG, whereby MCG provides investor relations services to the Company. The consulting agreement that the Company previously entered into with MCG was scheduled to expire on August 1, 2007. The July 6, 2007 agreement is for a twelve month term and may be extended by the parties. Pursuant to the agreement, the Company is to pay MCG $12,000 per month. Additionally, the Company issued MCG a warrant to purchase 400,000 shares of our common stock at $1.45 per share for a term of five years. The shares underlying the warrant vested in 100,000 share installments on September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008. The warrant issued pursuant to the July 6 agreement was in addition to the warrant to purchase 50,000 shares of our common stock issued to MCG under the terms of our previous agreement. The warrant was valued at $411,200 on the date of the grant, of which the final $102,800 was expensed during the three months ended June 30, 2008. The Company also paid MCG $6,000 in cash per month.

On July 5, 2007 the Company entered into a services agreement with Cowboy International, Inc (“Cowboy”). Cowboy was retained to help the Company create a comprehensive and integrated marketing, advertising, and branding campaign for the Company's main website. During 2007, the Company paid a total of approximately $904,000 to Cowboy for services rendered. On January 31, 2008, the Company terminated its agreement with Cowboy.

On February 29, 2008, the Company filed a complaint against Cowboy in the Colorado District Court, for the District of Arapahoe County. The complaint alleges that Cowboy: 1) breached the services agreement entered into between the Company and Cowboy; 2) breached its obligations to hold certain Company information confidential; and 3) failed to comply with its contractual obligations regarding Company intellectual property. On April 2, 2008, Cowboy filed counterclaims seeking amounts allegedly due under the services agreement and seeking monetary damages. In its counterclaim Cowboy has alleged specific damages of at least $142,000 for the Company’s alleged breach of the services agreement and has also alleged specific damages of up to $710,000 for Cowboy’s expectancy under the agreement. We believe Cowboy’s position with respect to its counterclaims is unfounded and without merit. The Company intends to vigorously prosecute its claims and defend against Cowboy’s counterclaims.

On February 29, 2008, Kevin Hall was appointed to our Board of Directors. Upon his appointment, Mr. Hall was granted an option to purchase 50,000 shares of the Company’s common stock exercisable at $1.42 per share. The option is subject to vesting with 25,000 vesting on December 31, 2008 and the remaining 25,000 vesting on December 31, 2009. Further, on March 1, 2008, Mr. Hall began providing the Company consulting services related to the continuing development of our business, website and operations. In consideration, we verbally agreed to pay Mr. Hall $10,000 per month until approximately July 31, 2008, and thereafter have agreed to pay Mr. Hall $3,750 per calendar quarter until either we or Mr. Hall terminate our agreement.

In the quarter ended June 30, 2008, the Company granted employees an aggregate of 1,589,000 options to purchase our common stock at exercise prices that range from $1.10 to $1.41 per share. The options are subject to vesting schedules or vest upon the achievement of defined performance goals. The options were granted in consideration for services. Since the quarter ended on June 30, 2008, the Company has granted employees an aggregate of 52,000 options to purchase common stock at exercise prices that range from $.55 to $1.01 per share.

5.	Income taxes:

No income tax benefit was recorded for any of the periods presented, as management was unable to conclude that it was more likely than not that the income tax benefit would be realized.

The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss and tax credit carryforwards if there has been a change of ownership as described in Section 382 of the Internal Revenue Code. Such an analysis has not been performed by the Company to determine the impact of these provisions on the Company’s net operating losses, though management believes the impact would be minimal, if any. A limitation under these provisions would reduce the amount of losses available to offset future taxable income of the Company.

6.	Commitments and contingencies:

Since June 2007, the Company leases its administrative offices under a non-cancellable operating lease that expires on July 31, 2009. Rent expense for the three and six month periods ended June 30, 2008, June 30, 2007, and the period from September 5, 2006 (inception) through June 30, 2008 totaled approximately $22,000, $44,000, $9,000, $9,000, and $106,000, respectively.

On July 8, 2008 the Company entered into a Lease Agreement for the lease of additional office space. The lease commenced July 11, 2008 and terminates on July 31, 2009. We pay $3,249 per month under the terms of the lease.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

        The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AND AMOUNT

SEC Registration fee	$830
Legal fees and expenses	$15,000	*
Miscellaneous	$5,000	*
TOTAL	$20,830

*Estimates

Recent Sales of Unregistered Securities

        The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sale of equity securities through September 30, 2008:

           1.         On November 13, 2006 we issued 21,250,000 shares of common stock at par value, $0.0001 per share, in a private placement to our founders. We relied on the exemption from registration provided by Section 4(2) and Rule 506 under the Securities Act of 1933 for this offering. The proceeds of this issuance were used for general working capital purposes. No commissions or other remuneration were paid in the offering.

           2.         On February 15, 2007, pursuant to our 2006 Stock Option Plan (the “Plan”) we granted an aggregate of 62,500 options to four individuals to purchase our common stock at an exercise price of $0.50 per share. The shares options were issued in consideration for services provided for the development of our website and the creation of website content. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of these options after deducting any cash that may have been paid to the individuals. We relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this issuance. To the extent these option grants constitute “sales” of securities, we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for these grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration were paid on these issuances.

           3.         On February 26, 2007, pursuant to the Plan, we granted an employee 500,000 options to purchase our common stock at an exercise price of $0.50 per share. The options were issued in consideration for services provided and to be rendered to the Company by the employee for the development of our website and other services provided in the recipient’s capacity as a Company employee. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of these options after deducting any cash that may have been paid to the employee. We relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this issuance. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration were paid on this issuance.

           4.        On March 9, 2007, pursuant to the Plan, we granted an aggregate of 300,000 options to three of our directors (each being an accredited investor as that term is defined in Rule 501) to purchase our common stock at an exercise price of $0.50 per share. The shares options were issued in consideration for on-going services provided, and to be rendered, to the Company as members of our board of directors and for service on board committees. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of these options after deducting any cash that may have been paid to the directors. To the extent these grants may be considered “sales” of securities, we relied on the exemptions from registration provided by Section 4(2) and 4(6) under the Securities Act of 1933 for these issuances. No commissions or other remuneration was paid for these issuances.

            5.        On March 9, 2007, we issued 5,796,000 shares of common stock at $0.50 per share in a private placement. We relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 promulgated thereunder for this offering, and the offering was made to accredited investors only . No commissions or other remuneration were paid in the offering.

            6.         On April 2, 2007, we issued 500,000 shares of common stock at $0.50 per share in a private placement. We relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated there under for this offering, and the offering was made to accredited investors only. The proceeds of this issuance were used for general working capital purposes. No commissions or other remuneration were paid in the offering.

            7.         Between April 1, 2007 and June 30, 2007, pursuant to the Plan, we granted new employees and consultants an aggregate of 3,386,000 options to purchase our common stock all subject to vesting schedules. The options were granted to employees in consideration for becoming employees of the Company and for services to be provided to the Company in their capacity as employees. The options granted to consultants were issued in consideration for services provided to assist the Company in the development of our website and the creation of website content. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of the options after deducting any cash that may have been paid to the recipients.. To the extent any of these option grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for these grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with these issuances.

            8.        Effective May 1, 2007, we entered into a consulting agreement whereby in consideration for business consulting services with respect to financial public relations, business promotion, business growth and development, provided to the Company we issued a consultant 18,000 shares of restricted stock. Additionally we issued the consultant a warrant to purchase 50,000 shares of our common stock at $0.50 per share for a period of five years. The Company deemed the aggregate consideration received for the warrants to be equal to the then fair market value of the shares and warrant respectivley after deducting any cash that may have been paid to the consultant. Because the consultant is an accredited investor, we relied on the exemptions from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for these issuances. No commissions or other remuneration was paid in connection with these issuances.

            9.        On May 29, 2007, pursuant to the Plan, we granted three independent contractors an aggregate of 65,000 options to purchase our common stock at an exercise price of $0.50 per share. The options were granted in consideration services rendered to the Company for the development of our website and the creation of website content. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of these options after deducting any cash that may have been paid to the recipients. To the extent any of these option grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for these grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. We relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for these issuances. No commissions or other remuneration was paid in connection with these issuances.

            10.        On July 3, 2007, pursuant to the Plan we granted a newly appointed director (being an accredited investor as defined in Rule 501) 100,000 options to purchase our common stock at an exercise price of $1.45 per share, subject to a vesting schedule and exercisable through 2011. The options were granted in consideration for services to be provided as a member of our board of directors. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of the option after deducting any cash that may have been paid to the recipient. To the extent this option grant constituted a “sale” of securities, we relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this grant. No commissions or other remuneration was paid in connection with this issuance.

            11.         Effective July 6, 2007, we entered into a consulting agreement whereby in consideration for business consulting services with respect to financial public relations, business promotion, business growth and development provided to the Company we issued a warrant to purchase 400,000 shares of our common stock at $1.45 per share for a period of five years, with the shares vesting in 100,000 share increments through June 30, 2008. The Company deemed the aggregate consideration received for the warrant to be equal to the then fair market value of the warrant after deducting any cash that may have been paid to the recipient. Because the consultant is an accredited investor, we relied on the exemption from registration provided by Sections 4(2) and 4(6)under the Securities Act of 1933 for this issuance. No commissions or other remunerations were paid in connection with this issuance.

            12.        Between July 1, 2007 and September 30, 2007, pursuant to the Plan, we granted employees and a director an aggregate of 395,000 options to purchase our common stock all subject to vesting schedules. The option grant to the director occurred on July 3, 2007 and is described above. The options issued to new employees were granted in consideration for the persons becoming Company employees and for services to be rendered in each recipient’s capacity as an employee. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of these options after deducting any cash that may have been paid to the recipients. To the extent any of these option grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for these grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with these issuances.

            13.         On September 26, 2007 as part of a private placement we issued 7,128,000 common shares and 5,346,000 warrants to purchase the same number of common shares. For each $0.75 invested, each purchaser received one common share plus warrants to acquire three-fourths of a share. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated there under, and was made to accredited investors only. Commissions of 10% cash and 10% warrants were paid on the offering.

            14.           On October 1, 2007, pursuant to the Plan, we granted employees an aggregate of 725,000 options to purchase our common stock exercisable at $1.50 per share. Each of the option grants is subject to a vesting schedule, with certain of the option grants (an aggregate of 650,000 of the options granted) only vesting upon the achievement of defined performance goals. The options were granted in consideration for services rendered to the Company in each recipient’s capacity as an employee and for increased duties assumed by certain employees. Certain option grants (being 650,000 of the total options granted) were issued in consideration for services to be rendered by each recipient to assist the Company in achieving revenue and website traffic related objectives. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of these options after deducting any cash that may have been paid to the recipients. To the extent any of these option grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for these grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with these issuances.

            15.         On October 9, 2007, as part of a private placement we issued 449,333 common shares and 337,000 warrants to purchase the same number of common shares. For each $0.75 invested, each purchaser received one common share plus warrants to acquire three-fourths of a share. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated there under, and was made to accredited investors only. Commissions of 10% cash and 10% warrants were paid on the offering.

             16.        On October 9, 2007, as partial consideration for entering into an asset purchase agreement we issued 55,000 shares of common stock to Lovebyrd.com, LLC (“Lovebyrd”). The Company deemed the aggregate consideration received for the shares to be equal to the then fair market value of these options after deducting any cash that may have been paid to Lovebyrd.com. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. We relied on the exemptions from registration provided by Section 4(2) and Rule 506 because Lovebyrd represented to us that it is an accredited investor and because we: (i) did not engage in any public advertising or general solicitation in connection with the issuance; (ii) made available to Lovebyrd disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that Lovebyrd obtained all information regarding the Company it requested (or believed appropriate) and received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with the issuance.

           17.        On November 1, 2007, pursuant to the Plan, we granted a new employee 210,000 options to purchase our common stock at an exercise price of $1.50 per share, with certain of the options only vesting upon the achievement of defined performance goals. The options were granted in consideration for the new employee becoming a Company employee for the services to be provided in his capacity as a Company employee. The Company deemed the aggregate consideration received for the option to be equal to the then fair market value of the option after deducting any cash that may have been paid to the recipient.. To the extent this option grant constituted a “sale” of securities, we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grant; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

           18.         On November 28, 2007, pursuant to the Plan, we granted a new employee 125,000 options to purchase our common stock at an exercise price of $1.40 per share, with certain of the options only vesting upon the achievement of defined performance goals. The options were granted in consideration for the new employee becoming a Company employee and the services to be provided in his capacity as a Company employee. The Company deemed the aggregate consideration received for the option to be equal to the then fair market value of the option after deducting any cash that may have been paid to the recipient. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for the grant the recipient obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

           19.         On December 10, 2007, pursuant to the Plan, we granted a new employee 100,000 options to purchase our common stock at an exercise price of $1.52 per share, with certain of the options only vesting upon the achievement of defined performance goals. The options were granted in consideration for the new employee becoming a Company employee and the services to be provided in his capacity as a Company employee. The Company deemed the aggregate consideration received for the option to be equal to the then fair market value of the option after deducting any cash that may have been paid to the recipient. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grant; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

            20.       On December 10, 2007, we closed a $5,000,000 private placement of our equity securities. For each $0.75 invested, each purchaser received one common share plus warrants to acquire three-fourths of a share. A total of 6,666,660 common shares and 5,000,000 warrants to purchase the same number of common shares were issued at closing. The warrants are exercisable at $1.00 for a term of three years. The offering was conducted in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and was made to accredited investors only. Commissions of 10% cash and 10% warrants were paid in connection with the offering.

           21.         On December 17, 2007, pursuant to the Plan, we granted a new employee 300,000 options to purchase our common stock at an exercise price of $1.30 per share, with certain of the options only vesting upon the achievement of defined performance goals. The options were granted in consideration for the new employee becoming a Company employee and the services to be provided in his capacity as a Company employee. The Company deemed the aggregate consideration received for the option to be equal to the then fair market value of the option after deducting any cash that may have been paid to the recipient. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grant; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for the grant the recipient obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

            22.        On January 3, 2008 we issued two consultants warrants to purchase a total of 225,000 shares of our common stock. The warrants are exercisable for five years at an exercise price of $1.30 (the closing sales price of our common stock on January 3, 2008). The shares underlying the warrants vest in accordance with defined performance objectives. The warrants were issued in consideration for business development services and other services aimed to assist us in generating traffic to our website. The Company deemed the aggregate consideration received for the warrants to be equal to the then fair market value of the warrants after deducting any cash that may have been paid to the recipients. These consultants were sophisticated investors, and as such, we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the issuance of the warrants because we: (i) did not engage in any public advertising or general solicitation in connection with the issuance; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the consultants obtained all information regarding the Company it requested (or believed appropriate) and received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with these issuances.

            23.        Between January 2, 2008 and March 3, 2008, pursuant to the Plan, we granted employees and a new member of our Board of Directors an aggregate of 819,000 options to purchase our common stock all subject to vesting schedules. The options were granted in consideration for certain employees assuming increased duties; certain option grants were issued in consideration for new employees becoming Company employees and the services to be provided in their capacity as a Company employee; and 50,000 of these options were issued to a newly appointed board member for the services to be provided in his capacity as a director. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of the options after deducting any cash that may have been paid to the recipients.. To the extent these option grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to the recipients disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with these issuances.

           24.        On March 12, 2008, we closed on $1,552,000 in gross proceeds under a private placement and issued a total of 1,552,000 shares of common stock at a price of $1.00 per share. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and the offering was made to accredited investors only. We paid commissions of $10,000 and issued 10,000 warrants in connection with this private placement.

            25.        On April 4, 2008 we had a final closing under a private placement. In the closing we received gross proceeds of $800,000 in gross proceeds and issued a total of 800,000 shares of common stock at a price of $1.00 per share. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and the offering was made to accredited investors only. We paid commissions of $10,000 and issued 10,000 warrants in connection with this private placement.

           26.        On March 10, 2008 and April 2, 2008 we issued an aggregate of 2,623,501 shares of common stock upon the exercise of warrants that the Company issued in September and October 2007. The exercise price on the warrants was $1.00 per share and we received gross proceeds of $2,623,501 upon the exercise of the warrants. The proceeds will be used for working capital and general corporate purposes. The shares were issued pursuant to the exemption under Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The shares were issued to accredited investors only. Although we paid 10% commission and 10% warrant coverage in the offering conducted in September and October 2007, we paid no commissions or remuneration in connection with the shares issued upon exercise of the warrants.

            27.        On April 8, 2008 we issued a warrant to a consultant to purchase 1,000,000 shares of Company common stock at $1.15 per share. The warrant is exercisable until April 8, 2009. The warrant was issued in consideration for the consultant entering into an agreement with the Company to provide investor relations and other business development related services. The Company deemed the aggregate consideration received for the warrant to be equal to the then fair market value of the warrant after deducting any cash that may have been paid to the recipient. Because the consultant is an accredited investor, we relied on the exemptions from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this issuance. No commissions or other remunerations were paid in connection with this issuance.

            28.        On April 8, 2008, pursuant to the Plan, we granted an aggregate of 1,175,000 options to employees exercisable at $1.15 per share. The options only vest upon the achievement of certain defined performance objectives. These options were granted as performance options in consideration for services the employees will render to assist the Company in achieving revenue and website traffic related objectives. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of the options after deducting any cash that may have been paid to the recipients. To the extent these option grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to the recipients disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration were paid in connection with the option grants.

            29.        On May 7, 2008, pursuant to the Plan, we granted employees options to purchase an aggregate of 125,000 shares of our common stock. The options are exercisable at $1.25 per share with the option vesting on a pro-rata basis over a three year period from the date of grant (May 7, 2009, May 7, 2010, and May 7, 2011). These options were issued in consideration for certain employees assuming increased duties and for certain employees becoming Company employees and the services to be provided in their capacity as Company employees. The Company deemed the aggregate consideration received for the option to be equal to the then fair market value of the option after deducting any cash that may have been paid to the recipient. To the extent these option grants constituted “sales” of securities, we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to the recipients disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this option grant.

            30.        On May 7, 2008, pursuant to the Plan, we granted employees an aggregate of 50,000 options to purchase our common stock exercisable at $1.25 per share. The options only vest upon the achievement of certain defined performance goals. The options were granted in consideration for services in to help generate traffic to the Company’s website. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of the options after deducting any cash that may have been paid to the recipient. To the extent these option grants constituted “sales” of securities, we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to the recipients disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with these option grants.

            31.        On May 15, 2008 we issued a consultant a warrant to purchase 25,000 shares of the Company’s common stock. The warrant is exercisable at $1.38 (the closing sales price of our common stock on May 15, 2008) through January 3, 2008. The warrant was issued after a separate warrant issued on January 3, 2008 to the same consultant was deemed terminated. 5,000 of the shares underlying the warrant vested immediately and the remaining 20,000 shares vest upon the accomplishment of a defined performance objective. The warrant was issued in consideration for promotional and business development services provided by the consultant. The Company deemed the aggregate consideration received for the warrant to be equal to the then fair market value of the warrant after deducting any cash that may have been paid to the recipient. The consultant was a sophisticated investor, and as such, we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the issuance of the warrant because we: (i) did not engage in any public advertising or general solicitation in connection with the issuance; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the consultant obtained all information regarding the Company it requested (or believed appropriate) and received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

            32.        On May 19, 2008, pursuant to the Plan, we granted a new employee an aggregate of 100,000 options to purchase our common stock exercisable at $1.41 per share with the option only vesting upon the achievement of defined minimum monthly sales performance targets. The options were granted in consideration for the employee becoming a Company employee and for services to be provided in his capacity as employee. The Company deemed the aggregate consideration received for the option to be equal to the then fair market value of the option after deducting any cash that may have been paid to the recipient. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipient obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this option grant.

            33.        On May 22, 2008 we issued 29,727 shares of common stock upon the exercise of warrants issued in September 2007 and December 2007. The exercise price on the warrants was $1.00 per share and we received gross proceeds of $29,727 upon the exercise of the warrants. The proceeds will be used for working capital and general corporate purposes. The shares were issued pursuant to the exemption under Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The shares were issued to an accredited investor. Although we paid 10% commission and 10% warrant coverage in the offerings conducted in September and October 2007 and December 2007, we paid no commissions or remuneration in connection with the shares issued upon exercise of the warrants.

            34.        On June 2 and June 3, 2008, pursuant to the Plan we granted an aggregate of 60,000 options to five employees to purchase our common stock. The options vest upon the achievement of certain defined performance objectives. The options were granted in consideration for increased duties assumed by one recipient and in consideration for four persons becoming new employees and for services to be provided in their capacity as employees. The Company deemed the aggregate consideration received for the options to be equal to the then fair market value of the options after deducting any cash that may have been paid to the recipients. To the extent these option grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to the recipients disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with these option grants.

            35.        On June 6, 2008, we issued an aggregate of 79,454 shares to an investor upon the exercise of warrants granted in December. We received $79,454 upon the exercise of the warrants. The proceeds will be used for working capital and general corporate purposes. The shares were issued to an accredited investor, and thus in reliance on the exemption from registration contained in Section 4(2) of the 1933 Act and Rule 506 of Regulation D. No commissions or other remuneration was paid upon the exercise of the warrants.

            36.        On June 9, 2008, pursuant to the Plan, we granted an employee an aggregate of 10,000 options to purchase our common stock exercisable at $1.20 per share with the option vesting on a pro-rata basis over a three year period from the date of grant. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grant; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipient obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance. These options were subsequently forfeited.

            37.        On June 16, 2008, pursuant to the Plan, we granted employees an aggregate of 10,000 options to purchase our common stock exercisable at $1.20 per share with the option vesting on a pro-rata basis over a three year period from the date of grant. The options were granted in consideration for the persons agreeing to become a Company employee and for services to be rendered in the recipients’ capacity as employees. To the extent these grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for these grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with these issuances. Of these options, 5,000 were subsequently forfeited.

            38.        On June 23, 2008, pursuant to the Plan, we granted an employee an aggregate of 12,000 options to purchase our common stock exercisable at $1.15 per share. The option only vests upon the achievement of certain defined performance goals. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent this grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grant; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipient obtained all information regarding the Company he requested (or believed appropriate) and received answers to all questions he or she (and his advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

             39.        On June 30, 2008, pursuant to the Plan, we granted an employee an aggregate of 36,000 options to purchase our common stock exercisable at $1.10 per share. The option only vests upon the achievement of certain defined performance goals. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent this grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grant; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipient obtained all information regarding the Company he requested (or believed appropriate) and received answers to all questions he or she (and his advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

             40.        On June 30, 2008, pursuant to the Plan, we granted an employee an aggregate of 30,000 options to purchase our common stock exercisable at $1.10 per share; 15,000 of the options vest on a pro-rata basis over a three year period from the date of grant and 15,000 options vest upon the achievement of certain defined performance goals. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grant; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipient obtained all information regarding the Company he requested (or believed appropriate) and received answers to all questions he or she (and his advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

             41.        On July 1, 2008, pursuant to the Plan, we granted an employee an aggregate of 42,000 options to purchase our common stock exercisable at $1.01 per share; 30,000 of the options vest on a pro-rata basis over a three year period from the date of grant and 12,000 options vest upon the achievement of certain defined performance goals. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent this grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grant; (ii) made available to the recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that the recipient obtained all information regarding the Company he requested (or believed appropriate) and received answers to all questions he or she (and his advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

             42.        On July 18, 2008, pursuant to the Plan, we granted an employee an aggregate of 5,000 options to purchase our common stock exercisable at $0.55 per share with the options vesting on a pro-rata basis over a three year period from the date of grant. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

             43.        On August 11, 2008, pursuant to the Plan, we granted an employee 5,000 options to purchase our common stock exercisable at $0.53 per share with the options vesting on a pro-rata basis over a three year period from the date of grant. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

             44.        On August 25, 2008, pursuant to the Plan, we granted an employee 5,000 options to purchase our common stock exercisable at $0.55 per share with the options vesting on a pro-rata basis over a three year period from the date of grant. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

             45.        On August 27, 2008, pursuant to the Plan, we granted an employee an aggregate of 20,000 options to purchase our common stock exercisable at $0.50 per share with the options vesting on a pro-rata basis over a three year period from the date of grant. The option was granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent this option grant constituted a “sale” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for this grant because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

             46.        On September 10, 2008, pursuant to the Plan, we granted employees an aggregate of 5,000 options to purchase our common stock exercisable at $0.52 per share with the options vesting on a pro-rata basis over a three year period from the date of grant. The options were granted in consideration for the person agreeing to become a Company employee and for services to be rendered in the recipient’s capacity as an employee. To the extent these option grants constituted “sales” of securities we relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the grants because we: (i) did not engage in any public advertising or general solicitation in connection with the grants; (ii) made available to each recipient disclosure regarding all aspects of our business including our reports filed with the SEC and our press releases, and other financial, business, and corporate information; and (iii) believed that for each grant the recipients obtained all information regarding the Company he or she requested (or believed appropriate) and received answers to all questions he or she (and their advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

Indemnification of Officers and Directors

        Our Articles of Incorporation provide that the Company shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Company or, while serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Company also shall indemnify any person who is serving or has served the Company as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Exhibits

EXHIBIT NO	DESCRIPTION

3.1	Articles of Incorporation filed September 6, 2006. (1)
3.1.1	Articles of Amendment to the Articles of Incorporation filed November 13, 2006. (1)
3.1.2	Articles of Amendment to the Articles of Incorporation filed August 21, 2007. (2)
3.1.3	Articles of Amendment to the Articles of Incorporation filed November 5, 2008. (10)
3.2	Bylaws, as amended. (6)
4.1	Specimen Certificate of Common Stock. (1)
5.1	Opinion of Burns, Figa & Will, P.C. Filed herewith.
10.1	2006 Stock Option Plan. (1)
10.2	Acceptance Agreement for Website Development, dated January 10, 2007. (1)
10.3	Agreement with Blue Shirt Group dated March 1, 2007. (1)
10.4	Amended and Restated Employment Agreement with John Walpuck dated November 4, 2008. (10)
10.5	Sublease Agreement with Merlin Technical Solutions, Inc. (3)
10.6	Business Consultant Agreement and Warrant Dated July 6, 2007. (4)
10.7	Business Consulting Agreement with J.W. Roth dated November 4, 2008. (10)
10.8	Employment Agreement with J. Glen House, dated October 1, 2007. (5)
10.9	Securities Purchase Agreement dated September 7, 2008. (9)
10.10	Securities Purchase Agreement dated October 15, 2008. (9)
10.11	Form of Redeemable Warrant. Filed herewith. (8) (9)
10.12	Form of Non-Redeemable Warrant. Filed herewith. (8) (9)
10.13	2008 Stock Option Plan. (9)
23.1	Consent of GHP Horwath, P.C. Filed herewith.
24.0	Power of Attorney (7)

(1)	Incorporated by reference from Form 10-QSB filed May 15, 2007.
(2)	Incorporated by reference from Form 8-K, filed August 24, 2007.
(3)	Incorporated by reference from Form 8-K filed June 11, 2007.
(4)	Incorporated by reference from Form 8-K filed July 12, 2007.
(5)	Incorporated by reference from Form 8-K filed December 26, 2007.
(6)	Incorporated by reference from Form 8-K filed March 6, 2008.
(7)	Previously filed with the Registration Statement on Form S-1 filed on April 29, 2008.
(8)	The Form of Redeemable Warrant and Non-Redeemable Warrant issued to investors in September, October, and December 2007 contained identical terms except for their respective expiration dates and share amounts.
(9)	Previously filed with Amendment No. 2 to the Registration Statement on Form S-1 filed on October 16, 2008.
(10)	Incorporated by reference from Form 8-K filed November 7, 2008.

Undertakings

        The undersigned Company hereby undertakes to:

    (1)        File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

    (2)        For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3)        File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (4)        Intentionally omitted

    (5)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(h)	Request for acceleration of effective date or filing of registration statement becoming effective upon filing. Include the following if acceleration is requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act, if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462 (e) or (f) under the Securities Act, or if the registration statement is filed on Form S-8, and:

(1)	any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) the underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) the benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form S-1 and authorized this amended registration statement to be signed on its behalf by the undersigned, in Greenwood Village, Colorado on November 10, 2008.

DISABOOM, INC. /s/ J. W. Roth J. W. Roth, Chairman of the Board of Directors /s/ J. Walpuck John Walpuck, Principal Executive Officer, Principal Financial Officer and Controller

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        The undersigned officers and/or directors of Disaboom Inc., by virtue of their signatures appearing below, hereby constitute and appoint J. W. Roth with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Form S-1 in capacities set forth opposite their names on the signature page thereof and hereby ratify all that said attorneys-in-fact or either of them may do by virtue thereof.

Signature	Title	Date
/s/ J.W. Roth J.W. Roth	Chairman of the Board of Directors	November 10, 2008

/s/ J.W. Roth for Glen House J. Glen House	Chief Medical Officer	November 10, 2008

/s/ John Walpuck John Walpuck	Chief Executive Officer, President, Principal Financial Officer, Principal Accounting Officer, Controller, Treasurer, Secretary and Director	November 10, 2008

/s/ J.W. Roth for Patrick Templeton Patrick Templeton	Director	November 10, 2008

/s/ J.W. Roth for Victor Lazzaro Victor Lazzaro	Director	November 10, 2008

/s/ J.W. Roth for Jerry Overgaard R. Jerry Overgaard	Director	November 10, 2008

/s/ J.W. Roth for David Petso David Petso	Director	November 10, 2008

Scott Chandler	Director	November __, 2008